Exhibit 4.163

THIS LEASE, dated February 18, 2011, is made by the Landlord and the Tenant named in it who, in consideration of the rents, covenants and agreements contained in this Lease, covenant and agree as follows:

ARTICLE 1 - BASIC TERMS

1.1

(a)	(i)	Landlord:	SUN LIFE ASSURANCE COMPANY OF
CANADA AND CONCERT REAL ESTATE
CORPORATION

	(ii)	Address of Landlord:	c/o Bentall Kennedy (Canada) LP
Suite 1800 – 1055 Dunsmuir Street,
P.O. Box 49001, Vancouver, B.C. V7X 1B1

(b)	(i)	Tenant:	NEVADA GEOTHERMAL POWER INC.

	(ii)	Address of Tenant:	Prior to the Commencement Date:
Suite 900 – 409 Granville Street
Vancouver, British Columbia, V6C 1T2

As of the Commencement Date, the Premises

(c)	(i)	Indemnifier:	Not Applicable

	(ii)	Address of Indemnifier:	Not Applicable

	(iii)	Indemnity Provisions:	See Schedule "D"

(d)	Project, if applicable:		1140 West Pender Street

(e)	Building:		1140 West Pender Street

(f)	Premises:		Suite 840

(g)	Rentable Area of Premises:		Approximately 6,173 square feet

(h)	(i)	Term:	Five (5) years

	(ii)	Commencement Date:	June 1, 2011

	(iii)	Expiry Date:	May 31, 2016

(i)	Fixturing Period:		Commencing the next day following execution of this Lease and ending May 31, 2011, provided the Landlord has received proof of the Tenant’s insurance

(j)	Basic Rent, subject to Section 2.2:

Time Period	Per Sq. Ft. of Rentable Area of the Premises/Year	Per Year	Per Month
June 1, 2011 to May 31, 2014	$21.00	$129,633.00	$10,802.75
June 1, 2014 to May 31, 2016	$22.00	$135,806.00	$11,317.17

(k)	(i)	Rent Deposit referred to in section 5.6:	Not Applicable

	(ii)	Security Deposit referred to in Section 5.7:	$127,316.89

ARTICLE 2 - SPECIAL PROVISIONS

2.1	Construction and Completion of the Premises

Schedule “E” attached hereto sets out the respective obligations of the Landlord and Tenant with respect to the initial construction and completion of the Premises for the Tenant’s day to day business prior to the Commencement Date.

2.2	Free Basic Rent

Notwithstanding anything to the contrary herein contained, but subject to the Tenant being in occupancy and not in default, the Landlord shall provide the Tenant with sixteen (16) months free Basic Rent. The free Basic Rent shall be applied by the Landlord against the payment of Basic Rent accruing due during following calendar months of the Term:

(a)	March 2012 through May 2012, inclusive;

(b)	March 2013 through May 2013, inclusive;

(c)	February 2014 through May 2014, inclusive;

(d)	March 2015 through May 2015, inclusive;

(e)	March 2016 through May 2016, inclusive,

and Sections 1.1(j) and 5.1 hereto shall be deemed to have been amended accordingly. For greater certainty, the Tenant acknowledges and agrees that notwithstanding the periods of free Basic Rent set out above it shall remain responsible for payments of all other amounts owing under this Lease.

2.3	Tenant’s Parking

Throughout the Term, the Landlord shall make available for the Tenant, to use at its option, parking in the designated parking lot on the basis of one (1) parking stall per 1,300 square feet leased by the Tenant. Monthly rental for the said parking stalls shall be based on the prevailing monthly rental rate, which is currently $300.00 per parking stall per month plus applicable taxes, which monthly rental rate may be adjusted by the Landlord from time to time. Access to any additional parking stalls shall be on an "as available, month to month" basis in the designated parking lot at the prevailing monthly rental rate, which rental rate may be adjusted by the Landlord from time to time.

2.4	Tenant’s Option to Extend Term

The Tenant, provided it is Nevada Geothermal Power Inc. and is itself in occupation of the whole of the Premises and provided it has not been in material default during the Term, shall have one option to extend the Term of the Lease for a further period of five (5) years (the "Extended Term"), such option to be exercised upon twelve (12) months' written notice to the Landlord, prior to the expiry of the initial Term, not to be given sooner than eighteen (18) months prior to expiry of the initial Term. The Extended Term shall be on the same terms and conditions as set forth in the Lease save and except for Basic Rent, which shall be negotiated as hereinafter set out, and there shall be no further right of extension and/or renewal, improvement allowance, free rent, fixturing period, any other incentive or inducement.

The Basic Rent payable by the Tenant during the Extended Term shall be negotiated and agreed upon between the parties prior to the commencement of the Extended Term based on the prevailing fair market Basic Rent at the commencement of the Extended Term for similarly improved premises of similar size, quality, use and location in office buildings of a similar size, quality and location in downtown Vancouver, British Columbia. Failing such agreement, then within two (2) months prior to the commencement of the Extended Term, Basic Rent shall be determined by arbitration under the provisions of the Commercial Arbitration Act (British Columbia) and in accordance with this clause provided that the Basic Rent payable shall not in any case be less than that payable by the Tenant during the last year of the initial Term. The Tenant covenants and agrees to execute any document or instrument which the Landlord reasonably requires under this provision, including but not limited to the Landlord’s form of extension and amending agreement prepared by the Landlord to give effect to the Extended Term.

2.5	Privacy Statement

The Tenant consents to the Landlord collecting, using and disclosing the personal information in this Lease or otherwise collected by or on behalf of the Landlord or its agents, affiliates, or service providers, for the purposes of:

(a)	determining the suitability of the Tenant, both for the Term and any renewal or extension thereof;

(b)	taking action for collection of Rent in the event of default by the Tenant; and

(c)	facilitating the pre-authorized payment plan pursuant to Section 5.4(d).

Consent under this Lease includes consent to the disclosure by the Landlord of such information to credit agencies, collection agencies and existing or potential lenders, investors and purchasers.

The Tenant also consents to and confirms its authority and that it has all necessary consents to enable the collection, use, and disclosure, as provided in this privacy statement, of personal information about employees of the Tenant and other individuals whose personal information is provided to or collected by or on behalf of the Landlord in connection with this Lease.

To the extent the Landlord uses a managing agent, consent under this Lease includes consent for the managing agent to do all such things on behalf of the Landlord. The Landlord’s current managing agent is Bentall Kennedy (Canada) Limited Partnership (“Bentall Kennedy”). The Tenant also consents to the terms of Bentall Kennedy’s Privacy Policy, a copy of which is available at www.bentallkennedy.com, and to the collection, use and disclosure of personal information in accordance with such privacy policy.

ARTICLE 3 - DEFINITIONS AND INTERPRETATION

3.1	Definitions

(a)

"Additional Rent" means all amounts in addition to Basic Rent payable by the Tenant to the Landlord or any other Person pursuant to this Lease, other than Rental Taxes (except as provided in Section 15.1(a)).

(b)	"Alterations" has the meaning set out in Section 9.2.

(c)	"Applicable Laws" means all statutes, laws, by-laws, regulations, ordinances, orders and requirements of governmental or other public authorities having jurisdiction in force from time to time.

(d)	"Arbitration" if that term is used in this Lease, has the meaning given to it in Section 16.6.

(e)	"Basic Rent" means the rent payable pursuant to Section 5.1.

(f)

"Building" means the Building Lands and the building and all other structures, improvements, facilities and appurtenances that have been or will be constructed on the Building Lands (above, at or below grade), including the Building Systems and the Common Areas and Facilities, all as may be altered, expanded, reduced or reconstructed from time to time.

(g)

"Building Lands" means the lands described in Part 1 of Schedule "A" (or such portion thereof as may be designated by the Landlord from time to time), as altered, expanded or reduced from time to time.

(h)

"Building Systems" means at any time: (i) all heating, ventilating and air-conditioning and other climate control systems and other systems, services, installations and facilities installed in or servicing all or any part of the Building or Project including, without limitation, the following systems, services, installations and facilities: elevators and escalators, mechanical (including plumbing, sprinkler, drainage and sewage), electrical and other utilities, lighting, sprinkler, life safety (including fire prevention, communications, security and surveillance), computer (including environmental, security and lighting control), ice and snow melting, refuse removal, window washing and music; (ii) all machinery, appliances, equipment, apparatus, components, computer software and appurtenances forming part of or used for or in connection with any of such systems, services, installations and facilities including, but not limited to, boilers, motors, generators, fans, pumps, pipes, conduits, ducts, valves, wiring, meters and controls, and the structures and shafts housing and enclosing any of them; and (iii) all Landlord owned or controlled telecommunications facilities, installations and equipment.

(i)	"Business Day" means any day which is not a Saturday, Sunday or a day observed as a holiday under the Applicable Laws in the province in which the Building is situate.

(j)	"Business Hours" means the normal business hours on Business Days determined from time to time by the Landlord for the Building.

(k)

"Business Taxes" means all taxes, rates, duties, levies, assessments, licence fees and other charges in respect of the use or occupancy of, or any business carried on by, tenants or other occupants of the Project.

(l)

"Capital Tax", if applicable, means the amount from time to time reasonably allocated by the Landlord to the Property, of any tax or taxes at any time payable under the legislation of a province or to any political subdivision within a province by the Landlord, based upon or computed by reference to the paid-up capital or surplus or value of real estate portfolio or place of business of the Landlord as determined for the purposes of that tax, and for the purposes of this definition, the word "Landlord" includes, severally, each of the persons or firms that then constitute the Landlord.

(m)	"CDS" has the meaning set out in Section 7.6(c).

(n)

"Change of Control" means, in the case of any corporation or partnership, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise, of any shares, voting rights or interest which would result in any change in the effective control of such corporation or partnership, unless such change occurs as a result of trading in the shares of a public corporation listed on a recognized stock exchange in Canada or the United States.

(o)	"Commencement Date" means the date set out in or determined pursuant to Section 1.1(h)(ii), subject to Section 4.2.

(p)

"Common Areas and Facilities" means those areas, facilities, improvements, installations and equipment in or around the Building or Project existing from time to time that are provided or designated from time to time by the Landlord for use in common by the Landlord, the Tenant, other tenants of the Building or Project or their respective sublessees, agents, employees, customers, invitees or licensees, whether or not those areas are open to the general public or to all tenants of the Building or Project including, without limitation, the Building Systems, entrances, lobbies, access and service corridors, stairways, indoor and outdoor walkways (both open and enclosed), malls, courts and arcades (both open and enclosed), public seating areas and facilities, public washrooms, indoor and outdoor landscaping and landscaped areas, passageways or tunnels leading to any public walkway or other facilities or to other buildings or concourses, mailrooms, electrical, telephone, meter, valve, mechanical, storage and janitor rooms, shipping and receiving areas and loading docks, package or passenger pick-up areas, waste disposal or recycling facilities, parking facilities, driveways, laneways and ramps and sidewalks, parks and other municipal facilities for which the Landlord directly or indirectly is subject to obligations in its capacity as owner of the Building or Project or an interest in it, all as may be altered, expanded, reduced, reconstructed or relocated from time to time.

(q)	"Default Rate" means the lesser of: (i) the Prime Rate plus five percent per annum; and (ii) the maximum rate permitted by Applicable Laws, calculated and compounded monthly not in advance.

(r)	"Early Termination" has the meaning set out in Section 12.3.

(s)	"Event of Default" has the meaning set out in Section 15.1.

(t)

"Expert" means any architect, designer, engineer, land surveyor, accountant or other professional consultant appointed by the Landlord who, in the reasonable opinion of the Landlord, is qualified to perform the function for which he or she is retained.

(u)	"Expiry Date" means the date set out in or determined pursuant to Section 1.1(h)(iii), subject to Section 4.2.

(v)	"Fiscal Year" means the fiscal period(s) as designated by the Landlord from time to time. The Landlord may have different Fiscal Years for any one or more of the components of Additional Rent.

(w)

"Fixturing Period" means the period, if any, specified in Section 1.1(i) provided to the Tenant to perform its fixturing of the Premises and conducting its day to day business. During any Fixturing Period the Tenant shall be entitled to occupy the Premises in accordance with all terms of this Lease (including the Tenant's obligations to pay for all utilities and services), but shall not be obligated to pay Basic Rent, the Tenant's share of Property Taxes or the Tenant’s share of Operating Costs.

(x)	"Indemnifier" means the Person, if any, identified in Section 1.1(c)(i), and if there is more than one such Person, it means each such Person.

(y)	"Lands" means the Building Lands, or, if applicable, the Project Lands.

(z)

"Large Corporations Tax" means the amount from time to time reasonably allocated by the Landlord to the Property, of the tax known as the Large Corporations Tax, if applicable, and of any similar or replacement tax or taxes at any time payable under the legislation of Canada based upon or computed by reference to the paid-up capital or surplus or value of real estate portfolio or place of business of the Landlord as determined for the purposes of that tax, and for the purposes of this definition, the word "Landlord" includes, severally, each of the persons or firms that then constitute the Landlord.

(aa)	"Lease" means this lease, including all schedules, as it may be amended.

(bb)

"Lease Year" means: (i) in the case of the first Lease Year, the period beginning on the Commencement Date and ending on the last day of the 12th consecutive full month after the expiry of the calendar month in which the Commencement Date occurs (except that if the Commencement Date occurs on the first day of a calendar month, the first Lease Year shall end on the day prior to the first anniversary of the Commencement Date) and; (ii) in the case of each subsequent Lease Year, consecutive 12 month periods, provided that the final Lease Year shall end on the last day of the Term.

(cc)	"Leasehold Improvements" means all alterations, fixtures and improvements in or serving the Premises made from time to time by or on behalf of the Tenant [redacted]

[redacted] including, without limitation, mezzanines, internal stairways, doors, hardware, vaults, partitions (excluding moveable partitions), lighting fixtures, non-Building standard window coverings and wall-to-wall carpeting (excluding carpeting laid over a finished floor and removable without damage to such floor), but excluding trade fixtures and furniture and equipment not of the nature of fixtures.

(dd)	"Measurement Standards" means the measurement standards set out in Schedule "A".

(ee)

"Mortgage" means any mortgage, charge or security instrument (including a deed of trust or mortgage securing bonds) and all extensions, renewals, modifications, consolidations and replacements of any such item which may now or hereafter affect the Project or any part of it.

(ff)	"Mortgagee" means the mortgagee, chargee or other secured party (including a trustee for bondholders), as the case may be, who from time to time holds a Mortgage.

(gg)	"Notice" has the meaning set out in Section 16.7.

(hh)	"Operating Costs" has the meaning set out in Section 6.5.

(ii)	"Permitted Transferee" means any entity which is:

(i)

an affiliate (as that term is defined as of the date of this Lease in the Canada Business Corporations Act) of the original named Tenant, and only for so long as it remains an affiliate of such original named Tenant;

(ii)	a subsidiary company (as that term is defined as of the date of this Lease in the Canada Business Corporations Act) directly or indirectly wholly owned or controlled by the Tenant;

(iii)	a corporation formed by the Tenant and other parties as a result of a merger or amalgamation for bona fide business purposes; or

(iv)	a corporation which has purchased substantially all of the business operations of the Tenant in Canada.

(jj)	"Person" means any individual, partnership, corporation, trust, trustee or other entity or any combination of them.

(kk)

"Premises" means that part of the Building identified in Section 1.1(f) and approximately shown cross-hatched on Schedule "B", extending to: (i) the interior face of all exterior walls, doors and windows; (ii) the interior face of all interior walls, doors and windows separating the Premises from Common Areas and Facilities or from adjoining leaseable premises; and (iii) the top surface of the structural subfloor and the top surface of the suspended or plaster ceiling (or the bottom surface of the structural ceiling if there is no suspended or plaster ceiling). Any Building Systems located in the Premises do not form part of the Premises.

(ll)

"Prime Rate" means the annual rate of interest announced from time to time by the Canadian chartered bank from time to time chosen by the Landlord as the daily rate of interest used by such bank as a reference rate in setting rates of interest for Canadian dollar commercial loans and commonly referred to by such bank as its Canadian "prime rate".

(mm)

"Project", if applicable, means the Project Lands and the buildings and all other structures, improvements, facilities and appurtenances that have been or will be constructed on the Project Lands (above, at or below grade), including the Building Systems and the Common Areas and Facilities, all as may be altered, expanded, reduced or reconstructed from time to time; provided that if the Landlord determines Project is not applicable, references in this Lease to Project shall be deemed to be references to Building.

(nn)

"Project Lands", if applicable, means the lands described in Part 2 of Schedule "A" (or such portion thereof as may be designated by the Landlord from time to time), as altered, expanded or reduced from time to time; provided that if Project Lands are not applicable, references in this Lease to Project Lands shall be deemed to be references to Building Lands.

(oo)

"Property Taxes" means the aggregate of all taxes, rates, duties, levies, fees, charges (including local improvement charges) and assessments whatsoever, imposed, assessed, levied, rated or charged against or in respect of the Project (or any part of the Project) from time to time by any competent taxing or assessing authority, whether school, municipal, regional, provincial, federal, or otherwise, and any taxes or other amounts which are imposed in lieu of, or in addition to, any of the foregoing whether or not in existence on the Commencement Date and whether of the foregoing character or not, but excluding taxes on the income or profits of the Landlord except to the extent that they are levied in lieu of the foregoing.

(pp)	"Proportionate Share" means a fraction which has: (i) as its numerator, the Rentable Area of the Premises, and (ii) as its denominator, the Rentable Area of the Project.

(qq)	"Purchaser" has the meaning set out in Section 13.2.

(rr)	"Rent" means all Basic Rent and Additional Rent.

(ss)	"Rent Deposit" means the amount specified in Section 1.1(k)(i).

(tt)

"Rentable Area" means: (i) in the case of the Premises and any other premises included in the Project, the area of all floors of such premises; and (ii) in the case of the Project the aggregate of the area of all premises in the Project that are rented, or designated or intended by the Landlord to be rented (whether actually rented or not) but excluding storage areas, all determined in accordance with the Measurement Standards. The Rentable Area of the Premises, the Project or any part thereof may be adjusted from time to time to reflect any alteration, expansion, reduction, recalculation or other change.

(uu)

"Rental Taxes" means any tax or duty imposed upon either the Landlord or the Tenant which is measured by or based in whole or in part directly upon the Rent payable under this Lease or in respect of the rental or rental value of premises under this Lease whether existing at the date of this Lease or hereafter imposed by any governmental authority including, without limitation, goods and services tax, harmonized sales tax, value added tax, business transfer tax, sales tax, federal sales tax, excise taxes or duties or any tax similar to the foregoing.

(vv)	"Required Conditions" means that:

(i)	the Tenant is the original named Tenant or a Permitted Transferee, has not undergone a Change of Control and is itself in occupation of and carrying on business from the whole of the Premises; and

(ii)	the Tenant has paid all Basic Rent and Additional Rent as and when due and has not been in persistent default and is not in material default under this Lease.

(ww)	"Restoration" has the meaning set out in Section 9.3.

(xx)	"Restoration Date" has the meaning set out in Section 9.3.

(yy)

"Rules and Regulations" means the Rules and Regulations annexed hereto as Schedule "C" together with any amendments, deletions and additions made by the Landlord from time to time pursuant to Section 10.4, all of which shall form part of this Lease.

(zz)	"Security Deposit" means the amount specified in Section 1.1(k)(ii).

(aaa)	"Statement" has the meaning set out in Section 5.5(b).

(bbb)	"Structural Components" means those parts of the Project consisting of the footings and foundations, structural columns and beams, structural subfloors, and bearing walls.

(ccc)	"Term" means the period specified in Section 1.1(h)(i).

(ddd)

"Transfer" means all or any of the following, whether by conveyance, written agreement or otherwise: (i) an assignment of this Lease in whole or in part; (ii) a sublease of all or any part of the Premises; (iii) the sharing or transfer of any right of use or occupancy of all or any part of the Premises; (iv) any mortgage, charge or encumbrance of this Lease or the Premises or any part of the Premises or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligation; and (v) a Change of Control, and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Person having use or occupancy of any part of the Premises.

(eee)	"Transferee" means the Person to whom a Transfer is or is to be made.

(fff)

"Transfer Application Fee" means such fee as the Landlord may in its sole discretion from time to time determine to be chargeable by it for considering whether to consent to a Transfer plus all costs incurred including legal fees, credit checks and all disbursements in respect of a proposed Transfer.

(ggg)	"TSP" has the meaning set out in Section 7.6(b).

(hhh)	"Unavoidable Delay" has the meaning set out in Section 16.5.

3.2	Entire Agreement, Amendments, Waiver

This Lease contains the entire agreement between the parties with respect to the subject matter of this Lease and there are no other agreements, promises or understandings, oral or written, between the parties in respect of this subject matter. This Lease may be amended only by written agreement between the Landlord and the Tenant. No electronic communications between the parties will have the effect of amending this Lease. No provisions of this

Lease shall be deemed to have been waived by the Landlord or the Tenant unless such waiver is in writing signed by the party. If the Landlord excuses or condones any default of any obligation under this Lease, no waiver of such obligation shall be implied in respect of any continuing or subsequent default. The Landlord's receipt of Rent with knowledge of a breach shall not be deemed a waiver of any breach.

3.3	Acceptance and Application of Rent

Any endorsement, statement, condition, direction or other communication on or accompanying any Rent payment shall not be binding on the Landlord and the acceptance of any such payment shall be without prejudice to the Landlord's right to recover the balance of Rent then owing or to pursue any other remedy available to the Landlord. Any payment received by the Landlord may be applied towards amounts then outstanding under this Lease in such manner as the Landlord determines.

3.4	General Rules of Interpretation

(a)	Obligations as Covenants: Each obligation of the Landlord and the Tenant in this Lease shall be considered a covenant for all purposes.

(b)	Time: Time is of the essence of this Lease.

(c)

Number, Gender: The grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one Person and to individuals (male or female), partnerships, corporations, trusts or trustees will be assumed as though in each case fully expressed.

(d)

Liability of Tenant: If the Tenant consists of more than one Person, the covenants of the Tenant shall be joint and several covenants of each such Person. If the Tenant is a partnership, each Person who is presently a partner of the partnership and each Person who becomes a member of any successor partnership shall be and continue to be bound jointly and severally for the performance of and shall be and continue to be subject to all of the terms, obligations and conditions of this Lease, whether or not such Person ceases to be a member of such partnership or successor partnership and whether or not such partnership continues to exist.

(e)

Governing Law: This Lease shall be governed by and construed under the Applicable Laws of the jurisdiction in which the Building is located and the parties attorn and submit to the jurisdiction of the courts of such jurisdiction. The exclusive venue for any application or court action brought in respect of this Lease shall lie with the courts of the Province in which the Premises is located, and the parties hereto exclusively attorn to the jurisdiction of such courts.

(f)	Headings: The headings of the Articles and Sections are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

(g)

Landlord as Trustee: Any and all exculpatory provisions, releases and indemnities included in this Lease for the benefit of the Landlord are intended also to benefit the Mortgagees, any owner or lessor with an interest in the Project prior to the Landlord, property managers of the Landlord, and the officers, directors, shareholders, employees, agents of each one of them and, for the purposes of such provisions, the Landlord is acting as agent or trustee on behalf of and for the benefit of the persons mentioned above.

(h)

Severability: Should any provision of this Lease be or become invalid, void, illegal or not enforceable, such provision shall be considered separate and severable from this Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

3.5	Successors

This Lease and everything herein contained shall extend to and bind the successors and assigns of the Landlord and the legal representatives, heirs, executors, administrators, successors and permitted assigns of the Tenant (as the case may be).

ARTICLE 4 - GRANT AND TERM

4.1	Term, Demise

The Landlord hereby demises and leases the Premises to the Tenant for the Term (unless terminated earlier pursuant to this Lease), to have and to hold during the Term, subject to the terms and conditions of this Lease. The Landlord grants to the Tenant a non-exclusive licence throughout the Term to the benefit or use (as may be appropriate) of those Common Areas and Facilities which provide access to the Premises or which are generally made available to all tenants in the Building, in common with other tenants of the Building and with all others entitled thereto, subject to the terms and conditions of this Lease.

4.2	Delay in Delivery of Premises

If the Landlord is delayed in delivering the Premises to the Tenant by the date provided for in this Lease, the Landlord and the Tenant agree that the Commencement Date shall be deferred by the number of days of such delay but the Term will remain as set out in this Lease. The Landlord or its agent shall provide to the Tenant written notice of any such delay before it occurs. The Tenant shall accept the above deferral of the Commencement Date as full compensation for the delay and the Landlord shall have no further liability arising from it. The Tenant shall upon request execute a lease amending agreement documenting such deferral, if any.

4.3	Acceptance

The Tenant hereby leases and accepts the Premises from the Landlord and covenants to pay the Rent and to observe and perform all the covenants and obligations to be observed and performed by the Tenant pursuant to this Lease. If the Tenant occupies the Premises prior to the Commencement Date, its occupancy shall be subject to the terms and conditions of this Lease, other than in respect of Rent if there are other provisions concerning Rent that the Landlord and Tenant have agreed to in writing in respect of such period prior to the Commencement Date. The Tenant agrees that, except as may be specifically set out herein, the Premises are accepted subject only to the Premises being in the condition set out in Schedule "E" and there is no promise, representation or undertaking binding upon the Landlord with respect to any alteration, remodelling or decoration of the Premises or with respect to the installation of equipment or fixtures in the Premises.

4.4	Quiet Enjoyment

If the Tenant pays the Rent, fully performs all its obligations under this Lease and there has been no Event of Default, then the Tenant shall be entitled, subject to the provisions of this Lease, to peaceful and quiet enjoyment of the Premises for the Term.

ARTICLE 5 – RENT

5.1	Basic Rent

The Tenant shall pay to the Landlord Basic Rent in the amount set out in Section 1.1(j) for the respective Lease Year, by equal consecutive monthly instalments in advance on the first day of each month, subject to any adjustment pursuant to Section 5.3.

5.2	Additional Rent

The Tenant shall also pay throughout the Term, at the times and in the manner provided in this Lease, all Additional Rent which shall, except as otherwise provided in this Lease, be payable within 15 days of receipt by the Tenant of an invoice, statement or demand for it.

5.3	Adjustment Due to Measurement

The Landlord may, from time to time, at its option, cause the Rentable Area of the Premises and/or Project or any part thereof to be measured by an Expert and, if necessary as a result of such measurement, the annual Basic Rent and the calculation of Additional Rent shall be adjusted by the Landlord. The effective date of any such adjustment shall be:

(a)	in the case of any measurement made prior to or within six months of the Commencement Date, the date the Tenant is allowed possession of the Premises under this Lease; and

(b)	in all other cases, the date of the determination of the measurement.

Any such measurement by an Expert shall be final and binding on the Landlord and the Tenant subject to the Landlord’s right from time to time to cause the Rentable Area of the Premises and/or Project or any part thereof to be remeasured by an Expert as set out above. Neither the Landlord nor the Tenant may claim any adjustment to the annual Basic Rent or to the calculation of Additional Rent based on the Rentable Area of the Premises except in accordance with a measurement by an Expert made pursuant to this Section and, for greater certainty, neither the Landlord nor the Tenant may claim any adjustment to the annual Basic Rent or to the calculation of Additional Rent based on such measurement for the period prior to the effective date of such adjustment as set out above.

5.4	Payment of Rent - General

(a)

All payments required to be made by the Tenant pursuant to this Lease shall be paid when due, without prior demand and without any abatement, set-off, compensation or deduction whatsoever, except as may be otherwise expressly provided herein, at the address of the Landlord set out in Section 1.1(a)(ii) or at such other place as the Landlord may designate from time to time to the Tenant.

(b)

All payments required to be made by the Tenant pursuant to this Lease, except for Rental Taxes, shall be deemed to be Rent and shall be payable and recoverable as Rent, and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent.

(c)

The Tenant shall pay to the Landlord all Rental Taxes applicable from time to time, calculated and payable in accordance with Applicable Laws and the Tenant shall pay such amount at the earlier of: (i) the time provided for by Applicable Laws; and (ii) the time such Rent is required to be paid under this Lease. The amount payable by the Tenant on account of Rental Taxes shall be deemed not to be Rent for the purpose of such calculation but in the event of a failure by the Tenant to pay any amount, the Landlord shall have the same rights and remedies as it has in the event of a failure by the Tenant to pay Rent.

(d)

[redacted] The Tenant authorizes the Landlord to withdraw monthly Rent payments from the Tenant’s account by way of direct withdrawals, as may be arranged from time to time between financial institutions administering the Tenant’s and the Landlord’s accounts. The Tenant further agrees to execute and provide whatever further documentation, account information, cancelled cheques or otherwise, which are reasonably requested by the Landlord in order to assist the Landlord in the administration of a pre-authorized payment procedure for monies owing or accruing due as Rent under this Lease.

(e)	[redacted]

(f)

If the [redacted] last day of the Term is other than the last day of a full period, then unless otherwise provided in this Lease, the amount of such item of Rent payable in respect of the broken period shall be prorated on the basis of a 365 day year.

5.5	Payment of Additional Rent

(a)

Prior to the Commencement Date and at or prior to the beginning of each Fiscal Year thereafter, the Landlord shall compute and deliver to the Tenant a bona fide estimate in respect of such Fiscal Year of the Tenant's share of Property Taxes, the Tenant’s share of Operating Costs (being its Proportionate Share subject to Section 6.7) and such other items of Additional Rent as the Landlord may estimate in advance and the Tenant shall pay to the Landlord in monthly instalments one-twelfth of such estimate simultaneously with the Tenant's payments of Basic Rent, provided that the monthly instalments on account of the Tenant's share of Property Taxes may be determined so that the Landlord collects all such amounts payable by the Tenant by the final due date in the relevant calendar year. The Landlord may from time to time re-estimate any items of Additional Rent and may fix monthly instalments for the then remaining balance of the Fiscal Year so that such items will be entirely paid during such Fiscal Year.

(b)

Within a reasonable period of time after all information necessary to calculate actual Additional Rent becomes available after the end of each Fiscal Year, the Landlord will provide to the Tenant a written statement (in this Section 5.5 referred to as the "Statement") setting out in reasonable detail the amount of Operating Costs, the Property Taxes and such other items of Additional Rent as the Landlord had estimated in advance for such Fiscal Year. If the Tenant’s share of Property Taxes, the Tenant’s share of Operating Costs (being its Proportionate Share subject to Section 6.7) and other items of Additional Rent actually paid by the Tenant to the Landlord during such Fiscal Year differs from the amount of the Tenant’s share of Property Taxes, the Tenant’s share of Operating Costs and other items of Additional Rent payable for such Fiscal Year, the Tenant shall pay such difference or the Landlord shall credit the Tenant's account (as the case may be), without interest within 30 days after the date of delivery of the Statement. The respective obligations of the Landlord and the Tenant in this Section 5.5(b) shall survive the end of the Term or earlier termination of this Lease.

(c)

The Tenant shall not claim a re-adjustment in respect of Operating Costs or Property Taxes or other  items of Additional Rent estimated by the Landlord or the share payable by the Tenant on account thereof for any Fiscal Year except by notice given to the Landlord within six months after delivery of the Statement, stating the particulars of the error in computation.

(d)

If the Tenant disputes the accuracy of any Statement within the period permitted under Section 5.5(c) above and the Landlord and the Tenant fail to settle the matter within a reasonable period, the matter shall be referred by the Landlord to an Expert for prompt determination. The Tenant shall pay in accordance with the Statement until such decision is rendered. The Expert’s signed determination shall be final and binding on both the Landlord and the Tenant. Any adjustment required to any previous payment made by the Tenant or the Landlord by reason of any such determination shall be made within 14 days thereof, and the party required to pay such adjustment shall bear all reasonable costs of the Expert, except that if the amount to be paid is 20% or less of the amount in dispute, the Tenant shall pay all such costs.

5.6	[redacted]

[redacted]

5.7	Security Deposit

The Landlord acknowledges receipt from the Tenant of the Security Deposit to be held, without interest, as security (without prejudice to the Landlord’s other rights and remedies) for the observance and performance of the Tenant’s obligations under this Lease. A portion of the Security Deposit shall be applied by the Landlord against the payment of Basic Rent, Operating Costs and Property Taxes plus Rental Taxes accruing due during the calendar months of June 2012, June 2013, June 2014 and June 2015 of the Term with the balance, if any, to continue to be held as security. If the Tenant defaults in the performance of any of the terms, covenants, conditions and provisions of this Lease as and when the same are due to be performed by the Tenant, then the Landlord, at its option, may appropriate and apply all or any part of the Security Deposit on account of any losses or damages sustained by the Landlord as a result of such default. Upon demand by the Landlord following any such appropriation, the Tenant shall pay to the Landlord an amount sufficient to restore the total original amount of the Security Deposit. If the Tenant complies with all of the terms, covenants, conditions and provisions under this Lease, the Security Deposit shall be returned to the Tenant without interest within 90 days after the expiry or earlier termination of the Term, or, at the Landlord's option, shall be applied by the Landlord on account of the last month's Rent. Notwithstanding the foregoing, if the Tenant fails to execute and deliver this Lease within five (5) days of receipt from the Landlord or fails to take possession of the Premises by the Commencement Date, the Landlord may, at its sole option, terminate this Lease, whereupon the Security Deposit shall be retained by the Landlord as liquidated damages on account of the Tenant’s default and not as a penalty.

5.8	Net Lease

The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord and that the Landlord shall not be responsible for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises during the Term, whether foreseen or unforeseen and whether or not within the contemplation of the parties at the commencement of the Term, except as shall be otherwise expressly provided in this Lease.

ARTICLE 6 - OPERATING COSTS AND TAXES

6.1	Property Taxes Payable by Landlord

The Landlord shall pay all Property Taxes, but it may defer such payments or compliance to the fullest extent permitted by law so long as it pursues in good faith any contest or appeal of any such Property Taxes with reasonable diligence.

6.2	Property Taxes Payable by Tenant

(a)	The Tenant shall pay as Additional Rent directly to the Landlord in each Fiscal Year the Tenant's share of Property Taxes as determined pursuant to this Section.

(b)	The Tenant’s share of Property Taxes shall be the portion of the Property Taxes that are attributable to the Premises, as determined by the Landlord. Without limiting the foregoing:

(i)	the Landlord may, if it so elects, determine that the Tenant’s share of Property Taxes attributable to the Premises shall be the Proportionate Share of Property Taxes;

(ii)

the Landlord shall be entitled, but not obligated, to allocate Property Taxes amongst categories of premises in the Project on the basis of such factors as the Landlord determines to be relevant and to adjust the Tenant’s share of Property Taxes based on such allocation;

(iii)

if there are separate assessments (or, in lieu of separate assessments, calculations made by authorities having jurisdiction from which a reasonable approximation of separate assessments can be made) for the Premises for Property Taxes, the Landlord may in its sole discretion (but need not) have regard thereto;

(iv)	nothing herein shall compel or require the Landlord to adjust, continue to adjust or to make the same determination or allocation of Property Taxes from year to year or in any Fiscal Year; and

(v)

for the purposes of determining the share of Property Taxes payable by the Tenant pursuant to this Lease, Property Taxes shall include such additional amounts as would have formed part of Property Taxes had the Project been fully assessed during the whole of the relevant Fiscal Year as fully completed and fully occupied by tenants, with no special exemptions or reductions, and without taking into account any actual or potential reduction of Property Taxes or change of assessment category or class for premises within the Project which are vacant or under utilized.

6.3	Business Taxes and Other Taxes of Tenant

The Tenant shall promptly pay before delinquency to the taxing authorities or to the Landlord, if it so directs, as Additional Rent, any taxes, rates, duties, levies and assessments whatsoever, whether municipal, provincial, federal or otherwise, levied, imposed or assessed against or in respect of the operations at, occupancy of, or conduct of business in or from the Premises by the Tenant or any other permitted occupant, including the Tenant's Business Taxes, if levied in the province in which the Building is situate. Whenever requested by the Landlord, the Tenant shall deliver to the Landlord copies of receipts for payment of all such taxes.

6.4	Assessment Appeals

The Tenant shall not appeal any governmental assessment or determination of the value of the Project or any portion of the Project whether or not the assessment or determination affects the amount of Property Taxes or other taxes, rates, duties, levies or assessments to be paid by the Tenant.

6.5	Operating Costs

Subject to the exclusions and deductions stipulated in Section 6.6, "Operating Costs" means the total, without duplication, of the costs, expenses, fees, rentals, disbursements and outlays (in Sections 6.5 and 6.6 referred to collectively as "costs") of every kind, whether direct or indirect, paid, payable or incurred by or on behalf of the Landlord on a cash basis (or on an accrual basis as and to the extent that the Landlord may determine) in the ownership, maintenance, repair, replacement, operation, administration, supervision and management of the Project, including, without limitation:

(a)

costs of providing security, supervision, traffic control, transportation services (including both on- site and off-site transportation), janitorial, landscaping, window cleaning, waste collection, disposal and recycling and snow removal services and the costs of machinery, supplies, tools, equipment and materials used in connection with the Project (including rental costs of such items);

(b)

costs of telephone and telecommunications (including riser, rooftop and wireless management), information technology, telecopier, stationery, office equipment, supplies, signs and directory boards and other services and materials required for management, maintenance and operation (whether on or off-site and whether incurred by the Landlord or a management company);

(c)

costs of providing electricity, fuel, heat, processed air, water, telephone, gas, sewage disposal and other utilities and services (including all energy management and administration costs) and costs of replacing building standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls (to the extent such item is charged separately to the Tenant pursuant to this Lease then the costs of any such item attributable to other leaseable premises shall be excluded);

(d)	costs of:

(i)

operating, maintaining, replacing, modifying and repairing the Project, including without limitation such costs where incurred by the Landlord in order to comply with Applicable Laws or required by the Landlord's insurance carrier or resulting from normal wear and tear to the Project;

(ii)

providing, installing, modifying and upgrading energy conservation equipment and systems, life safety and emergency response systems, materials and procedures and telecommunication systems and equipment if any;

(iii)

making alterations, replacements or additions to the Project intended to reduce Operating Costs, improve the operation of the Project and the systems, facilities and equipment serving the Project, or maintain their operation; and

(iv)	replacing machinery or equipment which by its nature requires periodic replacement,

all to the extent that such costs are fully chargeable in the Fiscal Year in which they are incurred in accordance with generally accepted accounting principles as applied by the Landlord, or as specified in this Lease;

(e)	depreciation or amortization of the costs referred to in Section 6.5(d) above as determined in accordance with generally accepted accounting principles as applied by the Landlord, or as specified in this Lease, if such costs have not been charged fully in the Fiscal Year in which they are incurred, and interest or imputed interest (at 2% per annum over the Prime Rate) on the undepreciated or unamortized balance of such costs, it being recognized that the Landlord, acting reasonably, may depreciate or amortize any such cost over a longer or shorter period than that which corresponds to the period over which the benefits of having incurred that cost are realized;

(f)

amounts paid to, or reasonably attributable to the remuneration of, all personnel (whether on or off-site and whether employed by the Landlord or a management company) involved in the maintenance, repair, replacement, operation, administration, supervision and management of the Project, including fringe benefits, severance pay, termination payments, uniforms and other employment costs;

(g)

auditing, accounting, legal and other professional and consulting fees and disbursements incurred in connection with the maintenance, repair, replacement, operation, administration, supervision and management of the Project, including those incurred with respect to the preparation of the statements required under the provisions of this Lease and costs of minimizing, contesting or appealing assessments of Property Taxes (whether or not successful);

(h)

costs of all insurance which the Landlord is obligated or permitted to obtain under this Lease and the amounts of losses incurred or claims paid either below the insurance deductible amounts or as the co-insurance portion of an insured claim, and should the Landlord choose in whole or in part to self-insure, the amount of reasonable contingency reserves not exceeding the amount of premiums that would otherwise have been incurred in respect of the risks undertaken;

(i)	Property Taxes to the extent not charged to the Tenant pursuant to Section 6.2 and to other tenants of the Project pursuant to lease provisions similar to such Section;

(j)	Capital Tax and Large Corporations Tax;

(k)

fair market rental value (having regard to rent being charged for similar space including additional rent for operating costs and property taxes) of space used by the Landlord and/or its property manager, in connection with the maintenance, repair, operation, administration and management of the Project and such fair market rental value of any building amenities (such as conference and day-care facilities provided primarily for tenants of the Project), together with the costs relating to such building amenities; and

(l)

a management fee in an amount comparable to that which would be charged by a real estate management company for management of similar office buildings in the area in which the Building is located, not to exceed 4% of the Basic Rent and Additional Rent.

6.6	Limitations on Operating Costs

In determining Operating Costs, the cost (if any) of the following shall be excluded or deducted, as the case may be:

(a)	major repairs to Structural Components that are required as a result of defective design or construction of such Structural Components;

(b)

interest on, and the capital retirement of debt, except as specifically provided in Section 6.5(e), and ground rent payable to the lessor under any ground or other lease pursuant to which the Landlord has an interest in the Project;

(c)

expenses relating to decorating or redecorating or renovating premises demised, or to be demised, to tenants or occupants of the Project and costs relating to tenant inducements, allowances or similar expenses;

(d)	all leasing expenses, real estate brokers' fees, leasing commissions, advertising premises for lease, and space planners' fees;

(e)	repairs or maintenance done for the direct account of other tenants;

(f)

net recoveries by the Landlord in respect of warranties or guarantees and insurance claims to the extent (but only to the extent) that the repair costs in respect of the work covered by such warranties or guarantees or insurance claims have been charged as Operating Costs; and

(g)

amounts recovered from TSPs and tenants as contributions to the cost of telecommunications related services (including riser, rooftop and wireless management) to the extent (but only to the extent) that those costs have been included in Operating Costs.

6.7	Adjustments of Operating Costs

In computing Operating Costs:

(a)

if less than 100% of the Rentable Area of the Project is completed or occupied during any period for which a computation must be made, the amount of Operating Costs will be increased by the amount of the additional costs determined by the Landlord, that would have been incurred had 100% of the Rentable Area of the Project been completed or occupied during that period, provided that the foregoing shall not result in the Tenant's Proportionate Share being greater than it would be if the Project was fully occupied and completed;

(b)

where the Landlord determines, acting reasonably but in its sole discretion, that any item(s) of Operating Costs are provided only to or for the benefit of the Building (if it is part of a Project) or a portion of the Project or Building, then the Landlord shall be entitled, but not obligated, to allocate the cost of those item(s) over such portion of the Project or Building and adjust the Tenant’s Operating Cost payment based on such allocation;

(c)

if the Project or the Building is comprised of different categories of leaseable premises, the Landlord shall be entitled, but not obligated, to allocate Operating Costs among the various categories on the basis of such factors as the Landlord determines to be relevant and to adjust the Tenant’s Operating Cost payment based on such allocation; and

(d)	if any facilities, services or utilities:

(i)

for the operation, administration, management, repair and maintenance of the Building are provided from another building or other buildings (whether within the Project or elsewhere) owned or operated by Landlord or its manager;

(ii)

for the operation, administration, management, repair and maintenance of another building or other buildings (whether within the Project or elsewhere) owned or operated by the Landlord or its manager are provided from the Building; or

(iii)	are otherwise shared between the Building and another building or other buildings (whether within the Project or elsewhere),

the costs, charges and expenses of such items shall be allocated by the Landlord, between the Building and other building or buildings (whether within the Project or elsewhere) on a reasonable basis.

6.8	Reduction or Control of Operating Costs

The Tenant shall comply with any practices or procedures that the Landlord, may from time to time introduce to reduce or control Operating Costs and shall pay, as Additional Rent, all costs, as determined by the Landlord, that may be incurred by the Landlord as a result of any non-compliance. The Landlord may use an Expert to assist it in making such determination.

ARTICLE 7 - HVAC, UTILITIES AND OTHER LANDLORD SERVICES

7.1	Heating, Ventilating and Air Conditioning

(a)

The Landlord shall provide processed air in quantities and at temperatures required to maintain conditions within a reasonable temperature range in the Premises during Business Hours. If the Tenant requests the provision of processed air outside Business Hours, the Landlord shall provide such processed air if it is reasonably able to do so, at the Tenant's cost determined in accordance with the Landlord's standard rate schedule for such additional service in effect from time to time.

(b)

Any rebalancing of the climate control system necessitated by the installation of partitions, equipment or fixtures by the Tenant or by any use of the Premises not in accordance with the design standards of such system shall be performed by the Landlord at the Tenant's expense. The Landlord shall not be responsible for inadequate performance of the Building Systems if: (i) attributable to any arrangement of partitioning in the Premises or changes therein, the failure to shade windows which are exposed to the sun, the production by the Tenant of smoke, odours or contaminated air which the Building Systems are not designed to accommodate, or any use of electrical power by the Tenant which exceeds the standard of normal use as determined by the Landlord; (ii) the occupancy level of the Premises exceeds one person to every 150 square feet of Rentable Area of the Premises on an open floor basis; or (iii) the Tenant does not keep the heating, ventilation or air-conditioning vents or air returns free and clear of all obstructions.

7.2	Electricity and Other Utilities

(a)

The Landlord will provide and permit the Tenant to use the electricity, domestic water, sewage disposal and other utility services serving the Building in such quantities as the Landlord, from time to time determines to constitute normal use for tenants in the Building. The Tenant shall not overload the capacity of any such service. The Tenant shall not bring onto the Premises any installations, appliances or business machines which are likely to consume significant amounts of electricity or other utilities or which require special venting without the prior written consent of the Landlord. The Tenant shall not engage any Person to provide any utility service to the Premises.

(b)

The Landlord shall replace building standard and, at the Landlord's election, non-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls in the Premises. In carrying out its obligations, the Landlord may adopt a system of periodic group relamping in accordance with sound building management practices.

(c)

Direct and indirect costs relating to the use by the Tenant of electricity and other utility services in quantities which represent normal use for tenants in the Building, as determined by the Landlord, will form part of Operating Costs or be paid by the Tenant to the Landlord separately as Additional Rent, as and to the extent that the Landlord may elect from time to time. The Landlord may install, at the Tenant’s expense, separate meters or other measuring devices in the Premises or elsewhere to measure the Tenant’s consumption and the Landlord may use an Expert at the Tenant’s sole cost to assist it in determining such consumption.

7.3	Special HVAC Services and Utilities and Excess Quantities

If the Tenant requests interior climate control services, electricity, sewage disposal, water or other utility services of a type or in quantities that exceed normal use by tenants in the Building, as determined by the Landlord, the Landlord shall supply such services if the Landlord determines, in its sole discretion, that the provision of such services: (a) is within the capacity of the Building Systems; (b) would not affect the operation, aesthetics or structure of the Building or Project; (c) would not reduce the efficiency of the existing services supplied to other tenants or parts of the Building or Project; and (d) is otherwise feasible. The Tenant will pay to the Landlord all costs, both non-recurring and recurring, of providing all such services. Such costs shall be determined by the Landlord, and may include installation at the Tenant's expense of separate meters or other measuring devices in the Premises or elsewhere and the Landlord may use an Expert at the Tenant’s sole cost to assist it in determining such costs.

7.4	Other Landlord Services

(a)	The Landlord may provide janitorial services to the Premises in accordance with standards from time to time prevailing for similar office buildings in the area in which the Building is located.

The Tenant shall grant access necessary for the performance of the janitorial services and shall leave the Premises in a condition that facilitates the performance of such services. All interior glass, curtains, carpets, rugs and drapes of any kind in the Premises shall be cleaned and maintained by the Tenant using contractors approved by the Landlord. If the Landlord does provide janitorial services to the Premises, the Tenant shall not otherwise engage any Person to provide cleaning or janitorial services to the Premises.

(b)

The Landlord shall provide elevator service during Business Hours for use by the Tenant in common with others, except when prevented by maintenance or repairs. Subject to emergencies, the Landlord will operate at least one passenger elevator for use by tenants at all times.

(c)	The Landlord shall provide necessary supplies in public washrooms sufficient for normal use by tenants in the Building.

7.5	Additional Services Provided by Landlord

The Tenant shall pay to the Landlord the costs of all services provided by the Landlord to the Tenant (plus an administrative charge of 15%), other than services supplied by the Landlord and charged as Operating Costs. Such services shall include services performed at the Tenant's request or otherwise provided for herein including, without limitation: (a) the provision of processed air, electricity and other utilities and services outside of Business Hours or of a special nature or in excess quantities; (b) replacement of non-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls; (c) special janitorial or cleaning services; (d) operating elevators for the sole benefit of the Tenant and supervising the movement of furniture, equipment, freight and supplies for the Tenant; and (e) construction of any Leasehold Improvements or other work performed at the request of or on behalf of the Tenant.

7.6	Telecommunications

(a)

The Landlord shall incur no expense or liability whatsoever with respect to any aspect of the provision of telecommunication services, including, without limitation, the cost of installation, service, materials, repairs, maintenance, interruption or loss of telecommunication service.

(b)	The Tenant may utilize a telecommunication service provider (a "TSP") of its choice with the Landlord’s prior written consent, but:

(i)

if the TSP is required to provide or install facilities in the Building or Project in order to enable it to provide service to the Tenant, the Landlord must first determine that there is sufficient space in, or on the Building or Project for the installation of the TSP's facilities and that the TSP is acceptable to the Landlord; and

(ii)

if the TSP intends to install, or has installed or purchased facilities situated in the Building or Project for the purpose of providing telecommunication services to tenants in the Building or Project, the Landlord may require the TSP to execute and deliver the Landlord’s standard form of TSP licence agreement and provide plans of the proposed installation.

(c)

The Landlord may deem it desirable to provide a central telecommunications cable distribution system ("CDS") in the Building or Project for use by TSPs and tenants. If the Landlord provides a CDS, the Tenant's TSP or the Tenant, as the case may be, may be required by the Landlord to use the CDS for its communications cabling needs on terms and conditions to be set by the Landlord.

These terms and conditions will include obligations for the TSP, or the Tenant, as the case may be, to pay user fees and to contribute to Operating Costs associated with the CDS and a complete release of the Landlord and indemnity from the TSP, or the Tenant, as the case may be, in respect of the use of the CDS.

(d)

If the Tenant's approved TSP does not have a point of connection in the Premises, the Tenant may be required to install its own cable and facilities or to purchase cable and facilities from the Landlord for installation in the communication pathways and risers of the Building for connection to the Tenant's TSP's facilities in the main terminal room, at the main distribution frame or at other points of connection designated by the Landlord. In such case: (i) the Tenant may be required to pay access fees; (ii) the Tenant may be required to remove such cable and facilities and restore any damage caused by the removal, or, at the Landlord's option, to pay the cost of removal and restoration; (iii) the Tenant will be required to contribute to the costs of riser management incurred by the Landlord; and (iv) the Tenant will be required to abide by any policies, directions or requirements of the Landlord or any riser manager retained by the Landlord and to pay, in addition, any direct costs invoiced to the Tenant by the riser manager in respect of plan review charges, inspection charges and other services provided by the riser manager to the Tenant.

(e)

If required by the Landlord, the Tenant shall change its TSP if the licence agreement referred to above in Section 7.6(b) is terminated or expires and is not renewed. The Tenant acknowledges that the Landlord has no obligation to ensure continuation of services by the Tenant's TSP or any other TSP in the Building.

(f)	The Landlord may require, upon 30 days’ prior written notice, that the Tenant relocate all or any portion of the cables or facilities installed by it.

7.7	Signs and Premises Identification

The Tenant shall not erect, affix, install or maintain any signs, lettering, identification or any promotional or other written materials visible from the exterior of the Building or Project or from any interior Common Areas and Facilities. The Landlord shall, at the request and expense of the Tenant, supply and install: (a) on or near the entrance door of the Premises a sign bearing the name of the Tenant; (b) identification in any elevator lobby directional signage on the Tenant's floor; and (c) one entry in any directory board for the Building, each in accordance with the Landlord's uniform scheme for identification signage. Any tenant occupying at least a full floor in the Building may, subject to having received the Landlord's prior written approval as to design, location, material and method of installation, supply and install its own sign in the elevator lobby of each full floor occupied by it.

ARTICLE 8 - OPERATION, CONTROL AND MAINTENANCE BY LANDLORD

8.1	Operation of the Building by Landlord

The Landlord shall operate the Building in accordance with all Applicable Laws and with standards from time to time prevailing for similar office buildings in the area in which the Building is located, subject, however, to the limitations occasioned by the design and age of the Building and the capacity of its systems.

8.2	Control of the Project by Landlord

The Landlord has at all times exclusive control of the Project and its management and operation, but not so as to deny the Tenant access to the Premises or interrupt delivery of services or utilities, in each case except in an emergency or to perform maintenance. Without limiting the generality of the foregoing, at any time and from time to time, the Landlord may:

(a)

make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Project (including the Premises) where necessary to serve the Premises or other parts of the Project;

(b)

make changes or additions to any part of the Project not in or forming part of the Premises including, without limitation, dedicating or conveying portions of the Lands, granting easements, rights-of-way, restrictive covenants or other interests in the Lands and constructing additional improvements in or adjoining the Lands;

[reda- cted]	[redacted]

(d)

own or acquire from time to time lands or buildings contiguous to or near the Project and may at its option retain them separately or have them included as part of the Project. The Landlord may from time to time cease to include as part of the Project any buildings or vacant lands now or hereafter forming part of the Project;

(e)

terminate or amend the Tenant's right of use of any of the Common Areas and Facilities, change the location and size of any of the Common Areas and Facilities or use parts of the Common Areas and Facilities for promotional or other activities;

(f)

retain contractors and employ all personnel, including supervisory personnel and managers, that the Landlord considers necessary for the effective maintenance, repair, operation, management and control of the Project;

(g)

control, supervise and regulate the shipping and delivery of goods, supplies, equipment and fixtures within the Project, and in addition the Landlord may require that the movement of all goods, supplies, equipment and fixtures between shipping and receiving areas and the Premises be effected by the Landlord or someone it designates; and

(h)

do and perform such other acts in and to the Project or any of its component parts as the Landlord considers reasonable for the proper and efficient maintenance, repair, operation, management and control of the Project, provided that in the course of the Landlord's exercise of its rights hereunder, the Landlord shall be deemed not to have re-entered the Premises nor to have breached any obligation of this Lease. The Landlord shall perform all of its work as expeditiously as is reasonable so as to interfere as little as is reasonably possible with the Tenant's use of the Premises.

8.3	Name of Building

The Landlord may from time to time designate a name or other identification for the Building or Project. The Tenant shall be responsible for any costs it incurs as a result of any changes in the name or identification (such as changes to its stationery and other material). The Tenant shall have no rights in any such names or identification.

8.4	Maintenance and Repair by Landlord

The Landlord shall keep or cause to be kept the following in good repair to the standards from time to time prevailing for similar office buildings in the area in which the Building is located, subject, however, to the limitations occasioned by the design and age of the Building and the capacity of its systems and to reasonable wear and tear not inconsistent with such standard:

(a)	the Structural Components, exterior walls, windows and roofs of the Building;

(b)	and the Common Areas and Facilities,

provided that:

(c)

if all or part of Building Systems require repair, replacement, maintenance or inspections, the Landlord shall have a reasonable time in which to complete such work, and during such time shall only be required to maintain such services as are reasonably possible in the circumstances; and

(d)

no reduction or discontinuance of such services or loss of use of the Premises shall be construed as an eviction of the Tenant or (except as specifically provided in this Lease) release the Tenant from any obligation under this Lease.

8.5	Access by Landlord

The Tenant shall permit the Landlord, its agents and others authorized by it, to enter the Premises to inspect, to provide services or to make repairs, replacements, changes or alterations as set out in this Lease, to take such steps as the Landlord may deem necessary for the safety, improvement, alteration or preservation of the Premises or the Project and to show the Premises to Mortgagees, prospective Mortgagees, purchasers and prospective purchasers and, during the last 18 months of the Term, to prospective tenants, and no such entry shall constitute a re-entry by the Landlord or an eviction or entitle the Tenant to any abatement of Rent. However, in effecting such entry the Landlord shall use reasonable efforts to minimize interference with the Tenant’s use and enjoyment of the Premises, and the Landlord shall endeavour to give the Tenant at least twenty-four (24) hours’ prior notice before doing any repair or maintenance work (other than in the case of an emergency or apprehended emergency).

8.6	Relocation

The Landlord shall have the right, in its sole discretion, from time to time, on not less than 60 days’ written notice to the Tenant, to relocate the Premises to other premises within the Project having approximately the same area as the Premises. The Landlord shall be entitled to designate the location of the new premises and the date by which the Tenant must relocate to the new premises, and such location and date shall be specified in the written notice. As of the date so specified, the Tenant’s right to use and occupy the Premises will terminate, whether or not the Tenant has moved, unless the Landlord has in its sole discretion by another notice in writing extended such date. The Tenant shall on the date set out in the notice from the Landlord relocate to the other premises and vacate the Premises, and the provisions of Section 9.3 shall apply in respect of the Premises on such date. If the Landlord relocates the Premises prior to occupancy of the Premises by the Tenant, it shall reimburse the Tenant for all expenses already incurred by the Tenant in preparing to move into the Premises to the extent that such expenditure is for items or materials not usable in the alternate premises. If the Landlord relocates the Tenant after occupancy of the Premises by the Tenant, the Landlord shall provide the relocated premises improved to a standard and using materials of approximately the same quality as the Leasehold Improvements which exist in the existing Premises at the time of relocation and will reimburse the Tenant (upon receipt of copies of receipted third party invoices) for direct costs associated with the relocation, including, without limitation, moving costs, reprinting of a limited supply of stationery and supplies and disconnection and reconnection of telephone and computer equipment and systems. In no case will the Tenant be reimbursed or compensated for indirect costs including overhead, overtime charges or loss of profits and the Tenant will minimize costs by re-using all fixtures and trade fixtures from the Premises where it is feasible to do so. The Landlord agrees to use reasonable efforts to effect the relocation with a minimum of disruption to the Tenant’s business. The Landlord and the Tenant shall enter into a lease amending agreement in the Landlord's standard form to confirm the terms of the relocation including, without limitation, any adjustment to the Basic Rent if the Rentable Area of the relocated premises is different than the Rentable Area of the existing Premises and to confirm that all other terms and conditions of this Lease shall apply with respect to the relocated premises for the remainder of the Term. In the event the Landlord exercises its rights hereunder, then the Tenant will not be obligated to pay any amounts on account of Basic Rent, Operating Costs and Property Taxes for three (3) calendar months.

ARTICLE 9 - MAINTENANCE AND ALTERATIONS BY TENANT

9.1	Maintenance and Repair by Tenant

The Tenant shall at its sole cost maintain and repair the Premises and all Leasehold Improvements in good order and condition to the standards from time to time prevailing for similar office buildings in the area in which the Building is located, subject to reasonable wear and tear not inconsistent with such standard and with the exception only of those repairs which are the obligation of the Landlord under this Lease and subject to Article 14.

9.2	Alterations by Tenant

The Tenant may from time to time at its own expense install Leasehold Improvements and alter existing Leasehold Improvements (the "Alterations") provided that:

(a)

all Alterations shall require the prior written approval of the Landlord, which approval may be withheld or conditioned by the Landlord in its sole discretion, save and except for minor alterations to Leasehold Improvements which do not affect the structure of the Building or Project, any exterior walls, windows or roof, any of the Building Systems or the aesthetics of the Building or Project and which do not require a building permit, provided the Tenant has given written notice with reasonable detail of the proposed Alterations to the Landlord in advance;

(b)

for Alterations which require the Landlord's approval, the Tenant shall furnish the Landlord with two complete sets of professionally prepared working drawings (which shall include any architectural, structural, electrical, mechanical, computer system wiring and telecommunication plans) of the proposed Alterations. The Tenant shall retain the Landlord’s base building mechanical, electrical and structural engineering consultants to ensure compatibility of the Building Systems and the Alterations. If the Tenant uses other consultants for the preparation of the Tenant’s working drawings, then the Landlord may elect to retain architects and engineers to review such working drawings for the purpose of approving the proposed Alterations (it being understood that notwithstanding such approval, the Landlord shall have no responsibility with respect to the adequacy of such working drawings). The Tenant shall pay to the Landlord, on demand, the costs of the examination of such drawings by either the Landlord or an outside consultant plus an administration fee of 15% of such costs;

(c)

for Alterations which require the Landlord’s approval, the Alterations shall be subject to regulation, supervision, control and inspection by the Landlord and, in addition to any other payment contained in this Article, the Tenant shall pay to the Landlord, on demand, the Landlord’s then current fee for coordination services provided by the Landlord during the Tenant’s construction of its Alterations;

(d)

for Alterations which require the Landlord’s approval, the Tenant shall provide, prior to the commencement of Alterations, evidence of required workers compensation coverage and proof of owner and contractors protective liability insurance coverage, with the Landlord, any property manager and any Mortgagee as required by the Landlord, to be named as additional insureds, in amounts, with insurers, and in a form satisfactory to the Landlord, which shall remain in effect during the entire period in which the Alterations will be carried out. In addition, if requested by the Landlord, the Tenant shall provide proof of performance and payment bonds being in place;

(e)

for Alterations which require the Landlord’s approval, the Tenant will deliver a list identifying every contractor and subcontractor, accompanied by an up-to-date valid clearance certificate for each of them issued by the appropriate workers compensation, safety and insurance authority and the Landlord shall have approved, prior to commencement of the Alterations, such contractors and subcontractors and their respective labour affiliations. The Tenant will not use any contractor or permit the use of any sub-contractor that is not identified on the list;

(f)

if any proposed Alterations could affect the structure, the floors, the ceiling, the roof, the beams or columns, the exterior walls or the Building Systems, the Landlord may in its sole discretion require that any such Alterations be performed by either the Landlord or its contractors in which case the Tenant shall pay the Landlord's cost plus an administration fee of 15%;

(g)

for Alterations which require the Landlord’s approval, the Tenant shall have provided to the Landlord a copy of the contract for the Alterations and evidence satisfactory to the Landlord as to the existence of all necessary permits;

(h)

the Tenant shall perform the Alterations or cause the Alterations to be performed: (i) in accordance with any construction methods and procedures manual for the Building or Project; (ii) in accordance with the plans and specifications submitted to and approved in writing by the Landlord; (iii) in accordance with any conditions, regulations, procedures or rules imposed by the Landlord; (iv) in compliance with all Applicable Laws; and (v) in a good and workmanlike and expeditious manner using new materials;

(i)	for Alterations which require the Landlord’s approval, the Landlord may inspect construction as it proceeds;

(j)

for Alterations which require the Landlord’s approval, upon completion of the Alterations, the Tenant shall provide the Landlord with a complete set of "as built" drawings in hard copy and AutoCad format for the Alterations; and

(k)

if the Tenant fails to observe any of the requirements of this Article, the Landlord may in its sole discretion require that construction stop and, at the Landlord’s option, that the Premises be restored to their prior condition failing which the Landlord may do so and the Tenant shall pay the Landlord's cost plus an administration fee of 15%.

9.3	Removal of Improvements and Fixtures

All Leasehold Improvements shall immediately upon their placement become the Landlord's property without compensation to the Tenant. Except as otherwise directed by the Landlord in writing, no Leasehold Improvements or trade fixtures shall be removed from the Premises by the Tenant either during or at the expiry or earlier termination of the Term except that:

(a)	the Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that the Tenant is not in default under this Lease; and

(b)

the Tenant shall, at its sole cost do the following (the "Restoration"): (i) remove all of its trade fixtures; and (ii) remove such [redacted] wiring, cables and related devices and equipment [redacted] and (iii) remove any non-typical Leasehold Improvements identified by the Landlord as needing removal at the time of installation, all as the Landlord shall require by notice prior to the expiration of the Term. Such Restoration shall be completed by the date (the "Restoration Date") that is the later of: (A) the end of the Term; and (B) 15 days after the Landlord's notice, provided that in the event of termination of this Lease prior to the expiry of the Term, such Restoration shall be completed no later than 15 days after the date the Landlord recovers possession of the Premises. Despite the foregoing the Tenant shall leave in place and in an unimpaired condition such Leasehold Improvements and wiring, cables and related devices and equipment as the Landlord may by notice in writing direct, if any.

The Tenant shall at its own expense repair any damage caused to the Project by the [redacted] removal of trade fixtures, non-typical Leasehold Improvements or wiring, cables and related devices and equipment and/or such Restoration. If the Tenant does not remove its trade fixtures, or wiring, cables and related equipment prior to the expiry or earlier termination of the Term, such trade fixtures or wiring, cables and related devices and equipment shall, at the option of the Landlord, be deemed abandoned and become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable and the Tenant shall pay to the Landlord on demand all costs incurred by the Landlord in connection therewith, plus an administration fee of 15% of the costs. The Tenant at the end of the Term shall peaceably surrender and yield up possession of the Premises to the Landlord in as good a condition, repair and decoration as that in which the Tenant is required to maintain the Premises throughout the Term (including as provided for in Section 9.1), shall return to the Landlord at the Landlord’s management office for the Project all keys and other entry devices for the Premises and the Project which are in the possession of the Tenant, and shall inform the Landlord of all combinations of locks, safes and vaults, if any, that will remain in the Premises. If the Tenant fails to complete any work or effect any of the other matters referred to in this Section within the period specified, the Tenant shall pay compensation to the Landlord for damages suffered by the Landlord for loss of use of the Premises, which damages shall not be less than double the per diem Rent payable during the last month preceding the expiry or earlier termination of the Term (or which would have been payable but for any discount or rent-free period applicable to such last month). Further, if the Tenant does not complete the Restoration by the Restoration Date the Landlord may carry out such Restoration and the Tenant shall pay to the Landlord the cost of the Restoration plus an administration fee of 15%. The Tenant’s obligations in this Section 9.3 shall survive the end of the Term or earlier termination of this Lease.

9.4	Liens

The Tenant shall pay before delinquency for all materials supplied and work done in respect of the Premises so as to ensure that no lien or claim of lien is registered against any portion of the Lands or Project or against the Landlord's or Tenant's interest in the Lands or Project. If a lien or claim of lien is registered or filed, the Tenant shall discharge it at its expense within five Business Days after notice from the Landlord (or sooner if such lien or claim is delaying a financing or sale of all or any part of the Project), failing which the Landlord may at its option discharge the lien or claim of lien by paying the amount claimed to be due into court and the amount so paid and all expenses of the Landlord including legal fees (on a solicitor and client basis) shall be paid by the Tenant to the Landlord. The Tenant shall not mortgage, charge, grant a security interest in or otherwise encumber any Leasehold Improvements.

9.5	Notice by Tenant

The Tenant shall promptly notify the Landlord of any accident, casualty, defect, damage or deficiency which occurs or exists in any part of the Project and which comes to the attention of the Tenant.

ARTICLE 10 - USE OF PREMISES

10.1	Permitted Use

The Tenant shall continuously use the whole of the Premises only as a commercial business office, which the Tenant shall operate in a first-class, reputable manner befitting the reputation and image of the Building, and for no other purpose. The Tenant shall not use the Premises in a manner which does or could result in excessive demands being placed on the Building Systems or other Common Areas and Facilities.

10.2	Compliance with Laws

The Tenant shall use and occupy and shall cause the Premises to be used and occupied in compliance with all Applicable Laws and in a safe, careful and proper manner. It is the Tenant’s responsibility to ensure that its use from time to time is permitted by all Applicable Laws. At the Landlord's request the Tenant shall comply with any directive, policy or request of any governmental or quasi-governmental authority or any other reasonable request of the Landlord, in respect of any energy conservation, waste management, safety, security or other matter relating to the operation of the Project. If due primarily to the Tenant's use or occupancy of the Premises, improvements or changes are necessary to comply with any Applicable Laws or with any such directive, policy or request or with the requirements of insurance carriers, the Landlord may at its option either do the necessary work, at the expense of the Tenant, or forthwith give notice to the Tenant to do such work within the requisite period of time and the Tenant shall then do such work within the requisite period of time. The Tenant shall pay to the Landlord the costs of any such work done by the Landlord, together with an administration fee of 15%.

10.3	Nuisance, Interference, Waste, Overloading

The Tenant shall not cause or allow any act or thing which constitutes a nuisance or which is offensive to the Landlord or other occupants of the Project or which interferes with the operation of any Building Systems or with the computer equipment, telecommunication equipment or other technological equipment of the Landlord, any service providers or other occupants of the Project. The Tenant shall keep the Premises free of debris and other items that might attract rodents or vermin and free of anything of a dangerous, noxious or offensive nature or which could create a fire, environmental, health or other hazard (including any electromagnetic fields or other forms of radiation) or undue vibration, heat or noise. The Tenant shall not cause or allow any overloading of the floors of the Project or the bringing into any part of the Project, including the Premises, of any articles or fixtures that by reason of their weight, use or size might damage or endanger the structure or any of the Building Systems.

10.4	Rules and Regulations

The Tenant shall comply and cause every Person over whom it has control to comply with the Rules and Regulations. The Landlord shall have the right from time to time to make amendments, deletions and additions to such Rules and Regulations. If the Rules and Regulations conflict with any other provisions of this Lease, the other provisions of this Lease shall govern. The Landlord shall not be obligated to enforce the Rules and Regulations and shall not be responsible to the Tenant for failure of any person to comply with the Rules and Regulations. The Rules and Regulations may differentiate between different types of tenants, different parts of the Building or the Project or otherwise. The Landlord agrees that it will not enforce the Rules and Regulations in a manner that is discriminatory to the Tenant.

ARTICLE 11 - INSURANCE, LIABILITY AND INDEMNITY

11.1	Tenant’s Insurance

The Tenant shall effect and maintain from the earlier of the Commencement Date and the date the Tenant begins operating in the Premises, and thereafter during the Term, at its sole cost and expense:

(a)	"all risks" insurance upon all property owned by the Tenant or by others and for which property the Tenant is responsible located in the Project including equipment, furniture, fixtures and Leasehold Improvements in amounts sufficient to fully cover, on a replacement cost basis without deduction for depreciation, all such items;

(b)	if applicable, comprehensive form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements and all property in the Premises not owned by the Landlord;

(c)	commercial general liability insurance on an occurrence basis, against claims for bodily injury, personal injury, economic loss and property damage arising from occurrences in or about the Project or arising from or in any way relating to the Tenant's use or occupancy of the Premises or the Project, contractual liability (including coverage of the indemnities provided for in this Lease), non-owned automobile liability and owner and contractors protective liability, in amounts which are from time to time acceptable to a prudent tenant in the community in which the Building is located (as determined by the Landlord), but not less than $5,000,000.00 in respect of each occurrence;

(d)	Tenant's legal liability insurance for the full replacement cost of the Premises including loss of the use of the Premises;

(e)	business interruption insurance for a minimum period of 24 months in an amount that will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in Sections 11.1(a) and 11.1(b) or attributable to prevention of access to the premises or the Building as a result of any such perils, including extra expense insurance if applicable However, so long as the Tenant in occupation of the whole of the Premises is Nevada Geothermal Power Inc. and is not in default under this Lease, the Tenant shall be entitled to self-insure in respect of business interruption, but shall be deemed for the purposes of this Lease to have satisfactorily taken out such insurance and received all proceeds that would have been payable thereunder; and

(f)	any other form of insurance that the Landlord or any Mortgagee may require from time to time in form, amounts and for insurance risks acceptable to the Landlord and any Mortgagee, acting reasonably, in accordance with common real estate practices of a prudent landlord.

Should the Tenant fail to maintain any of the insurance required pursuant to this Section 11.1 and should such default continue for two Business Days after notice to the Tenant, then in addition to any other rights and remedies, the Landlord may, but shall have no obligation to, elect to obtain the required insurance and the Tenant shall upon demand pay to the Landlord, as Rent, the Landlord’s cost of obtaining such insurance, together with an administration fee of 15%.

11.2	Form of Tenant Policies

Each policy required pursuant to Section 11.1 shall be in a form and with insurers acceptable to the Landlord, having reasonable deductibles, and: (a) the insurance described in Sections 11.1(a) and 11.1(b) and any other property damage insurance shall include, as additional named insureds (but without liability for premiums) as its interests may appear the Landlord, any Mortgagee and other Persons with an interest in the Project from time to time designated in writing by the Landlord; (b) the insurance described in Section 11.1(c) shall include as additional named insureds (but without liability for premiums) the Landlord, any Mortgagee, any other Persons with an interest in the Project from time to time designated in writing by the Landlord and any property manager or facilities manager retained by the Landlord in respect of the Project; (c) all property damage and liability insurance shall contain provisions for cross-liability and severability of interests among the Landlord, the other insureds and the Tenant; and (d) all property damage insurance (including boiler and machinery insurance) shall contain a waiver of any rights of subrogation which the insurer may have against the Landlord and those for whom the Landlord is in law responsible whether the damage is caused by the act, omission or negligence of the Landlord or such other Persons.

11.3	Certified Copies and Notice to Landlord

The Tenant shall provide to the Landlord, prior to the earlier of the Commencement Date and the date the Tenant begins operating in the Premises, certified copies or other evidence satisfactory to the Landlord that the Tenant has obtained all insurance policies required by this Lease and shall provide written evidence of the continuation of such policies not less than ten days prior to their respective expiry dates. Each policy required pursuant to Section 11.1 shall provide that: (a) the insurer must notify the Landlord and any Mortgagee in writing at least 30 days prior to any material change detrimental to the Landlord or any Mortgagee or the cancellation of any such policy; (b) the policy shall not be invalidated in respect of the interests of the Landlord or any Mortgagee or any other additional insureds by reason of any breach or violation of any warranties, representations, declarations or conditions contained in such policy; and (c) the policy shall be non-contributing with, and shall apply only as primary and not excess to any other insurance available to all and any of the Landlord, any Mortgagee or any other additional insured referred to above.

11.4	Landlord's Insurance

The Landlord shall effect and maintain during the Term: (a) liability insurance; (b) "all risks" property insurance; (c) boiler and machinery insurance; and (d) such other insurance on the Building and all property and interest of the

Landlord in the Building as determined by the Landlord, in each case, to the extent, with coverage and in amounts as determined by the Landlord from time to time. However, despite any other provision of this Lease, as long as Sun Life Assurance Company of Canada or an affiliate thereof (as the term "affiliate" is defined in the Canada Business Corporations Act or the Insurance Companies Act (Canada)) is the Landlord, the Landlord may self-insure, in whole or in part, in respect of any and all casualties; in that event upon the request of the Tenant from time to time the Landlord will furnish a statement as to the perils in respect of which and the amounts to which it has insured the Project and the improvements and installations in the Premises, and also of the perils and amounts as to which the Landlord is self-insuring the Project and the improvements and installations in the Premises.

11.5	Insurance Risks

The Tenant shall not do, omit to do, or permit to be done or omitted to be done upon the Premises or any other portion of the Project anything that may contravene or be prohibited by any of the Landlord’s insurance policies in force from time to time covering or relevant to any part of the Project or which would prevent the Landlord from procuring such policies with companies acceptable to the Landlord. If the occupancy of the Premises, the conduct of business in the Premises or any acts or omissions of the Tenant in the Premises or any other portion of the Project causes or results in any increase in premiums for any of the Landlord’s insurance policies, then, without limiting any other rights or remedies of the Landlord, the Tenant shall pay any such increase and a 15% administration fee thereon as Additional Rent forthwith upon receipt of the invoices of the Landlord for such additional premiums. A written report by an Expert at the Tenant’s sole cost concerning the cause of any increase in premiums will be accepted as conclusive evidence of the cause for the purposes of determining the Tenant's liability to pay for increases as Additional Rent. If the Landlord has chosen to self-insure, the Tenant will pay to the Landlord, as Additional Rent forthwith upon receipt of the invoices of the Landlord setting out reasonable particulars, the charges that otherwise would have been payable under this subsection (including the 15% administration fee thereon) had the Landlord not chosen to self-insure.

11.6	Release of Landlord

The Tenant hereby releases the Landlord from any and all claims, actions, causes of action, damages, demands for damages and other liabilities, howsoever arising, that may be made by the Tenant against the Landlord under the provisions of this Lease to the extent of all insurance proceeds paid under the policies of insurance maintained by the Tenant or which would have been paid if the Tenant had maintained the insurance required under this Lease and had diligently processed any claims thereunder. In addition and without limitation, the Tenant agrees that the Landlord, regardless of negligence or alleged negligence on the part of the Landlord or any breach of the Lease by the Landlord and, notwithstanding anything else herein contained, shall not be liable for and hereby releases the Landlord from:

(a)	any and all claims, actions, causes of action, damages, demands for damages and other liabilities:

(i)

for or related to any bodily injury, personal injury, illness or discomfort to or death of the Tenant or any of its agents, officers, contractors, employees, invitees, licensees and any other Person for whom the Tenant is legally responsible in or about the Project or the Premises; and

(ii)

for or related to any loss or damage to property owned by the Tenant or by others and for which property the Tenant is responsible in or about the Project or the Premises, and, without limiting the foregoing, the Landlord shall not be liable for any damage caused by steam, water, rain or snow which may leak into, issue or flow from part of the Project, including the Premises, or from the pipes or plumbing works thereof, or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring;

(b)

any loss or damage caused as a result of any damage, destruction, construction, alteration, expansion, expropriation, reduction, repair or reconstruction from time to time of the Project, any parts or components of the Project or of improvements on adjoining properties or by anything done or omitted to be done by any other tenant or occupant;

(c)

any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by Landlord to perform janitorial services, security services, supervision or any other work in or about the Premises or the Project;

(d)

any loss or damage, however caused, to books of account, records, files, money, securities, negotiable instruments, papers, computer disks, tapes, software, data and other electronic files and their storage media of any kind or to other valuables of the Tenant including art, artworks, statuary, antiques, gems and precious metals of the Tenant and of others;

(e)

any loss or damage arising from obstruction of deliveries to or from the Premises or interruption, cessation, faulty operation, breakdown or failure of any Building Systems, including but not limited to, the supply of any utilities, telecommunication services (whether controlled or owned by the Landlord or not) or other services in, to or serving the Project or the Premises, whether they are supplied by the Landlord or by others; and

(f)	any indirect or consequential damages including, but not limited to, loss of profit.

11.7	Release of Tenant

The Landlord hereby releases the Tenant, and its agents, officers and employees, and any other Person for whom the Tenant is legally responsible from any liability or claim that may be made by the Landlord against the Tenant under the provisions of this Lease with respect to such loss to the extent of the lesser of: (a) the amount, if any, by which such loss exceeds the amount of insurance the Tenant is required to maintain under the terms of this Lease or actually maintains, whichever is greater; and (b) the proceeds actually paid to the Landlord with respect to such loss under the policies of insurance maintained by the Landlord pursuant to Section 11.4 or which would have been paid if the Landlord had maintained the insurance required under this Lease and had diligently processed any claims thereunder. This release shall be operative only if it is not prohibited by the Landlord's insurance policies and would not place the Landlord in breach of such policies or expose the Landlord to additional costs under or in connection with such policies.

11.8	Indemnity by Tenant

The Tenant shall indemnify and save harmless the Landlord from and against any and all claims, actions, causes of action, damages, demands for damages, losses and other liabilities and expenses (including, without limitation, those in connection with bodily injury (including death), personal injury, illness or discomfort or damage to property and legal fees on a solicitor and client basis) due to or arising from or out of all and any of:

(a)

subject to Section 11.7, any occurrence in, on or at the Premises or the occupancy or use by the Tenant of the Premises or any other part of the Project or occasioned wholly or in part by any act or omission of the Tenant, its officers, employees, agents, contractors, invitees, licensees or by any Person permitted by the Tenant to be on the Premises or the Project or due to or arising out of any breach by the Tenant of this Lease; and

(b)

any fault, default, negligence, [redacted], wilful action or omission of the Landlord, its agents, servants, employees or anyone for whom at law the Landlord is liable, which causes interference with or obstruction of deliveries to or from the Premises or interruption, cessation, faulty operation, breakdown or failure of the Building Systems or utilities or services, including but not limited to telecommunication or similar services (whether they are part of the Building Systems or not) and suffered by customers, suppliers or other third parties with whom the Tenant or any occupant of the Premises conducts business or by other Persons who utilize any part of any telecommunications network to which the Tenant or any other occupant of the Project is or are connected.

ARTICLE 12 - ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

12.1	Transfers

The Tenant shall not enter into, consent to, or permit any Transfer without the prior written consent of the Landlord, which consent shall be subject to the Landlord's rights under Section 12.2. The Tenant shall pay to the Landlord the Transfer Application Fee in respect of the proposed Transfer. Notwithstanding any statutory provision to the contrary, it shall not be considered unreasonable for the Landlord to withhold its consent if, without limiting any other factors or circumstances which the Landlord may take into account:

(a)	an Event of Default on the part of the Tenant hereunder has occurred and is continuing, or the Tenant has previously been in material or persistent breach of any of its obligations under this Lease;

(b)

the proposed Transfer would be or could result in violation or breach of any covenants or restrictions made or granted by the Landlord to other tenants or occupants, or prospective tenants or occupants, of the Project;

(c)	in the Landlord's opinion:

(i)	either the financial background or the business history and capability of the proposed Transferee is not satisfactory;

(ii)

the nature or character of the proposed business of the proposed Transferee is such that it might harm the Landlord's business or reputation or reflect unfavourably on the Project, the Landlord, or other tenants of the Project, or the image of any of them, or is unethical, immoral or illegal;

(iii)

the use of the Premises by the proposed Transferee could be incompatible with the other businesses or activities being carried on in the Project or could result in excessive demands being placed on the Building Systems or other Common Areas and Facilities; or

(iv)	if the Transfer affects less than all of the Premises, the portion affected or the portion remaining are not acceptable in respect of size, access or configuration;

(d)

the proposed Transferee or any principal of the proposed Transferee or any principal shareholder of the proposed Transferee has a history of defaults under other commercial leases or does not have a satisfactory history of compliance with laws;

(e)	the Landlord at the time has, or will have in the next ensuing three month period, other premises in the Project suitable for leasing to the proposed Transferee;

(f)

the basic and additional rent payable by the Transferee is less than the Basic Rent and Additional Rent payable by the Tenant hereunder as at the effective date of the Transfer except in the case where the Landlord determines, in its sole discretion, that payment of lesser rent by the Transferee will not detrimentally affect the leasing program for the Project; or

(g)

the proposed Transfer is to: (i) an existing tenant or occupant of the Project; or (ii) a consulate, embassy, trade commission or other representative of a foreign government; or (iii) a government, quasi-government or public agency, service or office; or (iv) a proposed Transferee whose proposed use is one that the Landlord in its sole discretion determines involves more pedestrian or other traffic than would be usual for an ordinary office use; or (v) a proposed Transferee whose proposed use is one that the Landlord in its sole discretion determines could place on the Building Systems burdens exceeding those which would be usual for an ordinary office use.

Any consent by the Landlord to a Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer.

12.2	Tenant’s Notice, Landlord's Right to Terminate

If the Tenant intends to effect a Transfer the Tenant shall give prior written notice to the Landlord of such intent specifying the identity of the Transferee, the type of Transfer contemplated, the part of the Premises affected and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee reasonably requires, together with copies of all documents which record the particulars of the proposed Transfer. The Landlord shall, within 30 days after having received such notice, the Transfer Application Fee and all requested information, notify the Tenant either that:

(a)	it consents or does not consent to the Transfer in accordance with the provisions of this Lease; or

(b)	it elects to terminate this Lease as to the part of the Premises affected by the proposed Transfer, or as to the whole Lease and Premises if the proposed Transfer affects all of the Premises.

If the Landlord elects to terminate this Lease it shall stipulate in its notice the termination date of this Lease, which date shall be the date of possession contemplated under the proposed Transfer (provided that if such date is less than 30 days or more than 90 days following the giving of notice of such election, the Landlord may elect to have the termination date 30 days or 90 days, respectively, following the giving of notice). If the Landlord elects to terminate this Lease, the Tenant may notify the Landlord in writing within ten days following receipt of such notice of the Tenant's intention to refrain from such Transfer and, if the Tenant provides such written notice within such time period, then the Landlord's election to terminate this Lease shall become void. If the Tenant fails to deliver such notice within such time period, then this Lease shall, as to the whole or affected part of the Premises, as the case may be, be terminated on the date of termination stipulated by the Landlord in its notice of election to terminate. If the Tenant is required to deliver possession of a part only of the Premises, the Tenant shall pay all costs incurred in connection with rendering that part functionally separate and suitable for separate use and occupancy, including partitioning and providing entrances and services.

12.3	Conditions of Transfer

The following terms and conditions apply in respect of a Transfer:

(a)

if the Transfer is an assignment of this Lease in whole or in part, the Tenant and the Transferee shall execute, prior to the Transfer being made, an agreement with the Landlord in the Landlord’s form including the Transferee’s covenant to be bound by all of the terms of this Lease;

(b)

notwithstanding any Transfer, the Tenant shall remain liable under this Lease and shall not be released from performing any of the terms of this Lease. The Tenant’s liability shall continue notwithstanding any amendment of this Lease throughout the Term and any exercise of any renewal or extension of the Term provided for herein, regardless of whether or when an amendment of this Lease is made (however the original Tenant’s liability will not be increased by any amendment that it is not a party to) and notwithstanding that the Landlord may collect rent from the Transferee. Without limiting the foregoing, the Tenant shall be responsible for all acts or omissions of any subtenant, licensee or occupant;

(c)

if the basic and additional rent (net of reasonable out of pocket costs for commissions, for cash allowances and for Alterations required by and made for the Transferee by the Tenant, amortized on a straight line basis over the term of the Transfer) to be paid by the Transferee under such Transfer exceeds the Basic Rent and Additional Rent payable by the Tenant hereunder, the amount of such excess shall be paid by the Tenant to the Landlord. If the Tenant receives from any Transferee, either directly or indirectly, any consideration other than basic rent or additional rent for such Transfer, either in the form of cash, goods or services, the Tenant shall immediately pay to the Landlord an amount equivalent to such consideration;

(d)

if the Transfer is a sublease, the Transferee will execute a covenant in the Landlord’s form and will agree to waive any statutory or other right to apply to a court or to otherwise elect to: (i) retain the unexpired term of the Lease or the unexpired term of the sublease; (ii) obtain any right to enter into any lease or other agreement directly with the Landlord; or (iii) otherwise remain in possession of any portion of the Premises, in any case where the Lease is terminated, surrendered or otherwise cancelled, including, without limitation, any disclaimer, repudiation, surrender or other termination (each of these transactions being referred to as an "Early Termination") by any trustee in bankruptcy of the Tenant or a Transferee, by any court appointed officer, or by the Tenant or a Transferee in connection with any insolvency proceedings;

(e)

if there is an Early Termination, the Tenant and any Transferee (except the bankrupt or insolvent Tenant or Transferee) to whom the Landlord gives notice within 60 days after the Early Termination, shall be considered to have entered into a lease with the Landlord on the same terms and conditions as are contained in this Lease except that the term of the lease shall commence on the date of the Early Termination and shall expire on the date this Lease would have expired but for the Early Termination; and

(f)

notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Rent for such month from either the Tenant or the Transferee.

12.4	Corporate Records

Upon the Landlord's request, the Tenant shall: (a) deliver a statutory declaration by one of its senior officers setting forth the details of its corporate and capital structure; (b) make available to the Landlord or its representatives all of its corporate or partnership records, as the case may be, for inspection at all times, in order to ascertain whether any Change of Control has occurred; and (c) cause the Indemnifier(s), if any, to provide any of the foregoing in respect of such Indemnifier(s).

12.5	Permitted Transfers

Notwithstanding Section 12.1 and provided that the Required Conditions are satisfied and there is not then an Event of Default, the Tenant shall have the right on prior written notice to the Landlord, but without being required to obtain the Landlord’s consent, to effect a Transfer in compliance with Section 12.3 in favour of a Permitted Transferee and the Landlord’s right to terminate shall not apply to such a Transfer.

12.6	No Advertising

The Tenant shall not advertise that the whole or any part of the Premises are available for a Transfer and shall not permit any broker or other Person to do so unless the text and format of such advertisement is approved in writing by the Landlord. No such advertisement shall contain any reference to the rental rate of the Premises.

12.7	Sales or Dispositions by Landlord

The Landlord shall have the unrestricted right to sell, transfer, lease, license, charge or otherwise dispose of all or any part of its interest in the Project or any interest of the Landlord in this Lease. In the event of any sale, transfer, lease or other disposition the Landlord shall thereupon, and without further agreement, be released of all liability under this Lease arising from and after such disposition. If required by the Landlord in connection with any sale, transfer, charge or other disposition the Tenant shall, within five Business Days of request, provide to the Landlord, prospective purchasers and Mortgagees and their respective agents and consultants, access to the current financial statements of the Tenant and any Indemnifier. If the Tenant is listed on a recognized stock exchange in Canada or the United States, the Tenant agrees to provide instead copies of the Tenant's annual reports, quarterly reports and all other publicly distributed reporting materials.

ARTICLE 13 - LANDLORD FINANCING AND STATUS CERTIFICATES

13.1	Subordination and Postponement

(a)

This Lease and the rights of the Tenant in this Lease shall be subject and subordinate to any and all Mortgages and the Tenant, on request by and without cost to the Landlord, shall, within five Business Days after such request, execute and deliver any and all instruments required by the Landlord to evidence such subordination. Upon request by the Tenant at the time of any request for confirmation of subordination, the Landlord shall make reasonable efforts to obtain from any Mortgagee an acknowledgement and assurance in writing addressed to the Tenant, whereby such Mortgagee acknowledges that, in the event of any such Mortgagee realizing upon the security, it will not disturb the Tenant and will permit the Tenant to remain in possession under this Lease in accordance with its terms, so long as the Tenant is not in default.

(b)

The Landlord, as to any Mortgage, and a Mortgagee, as to any Mortgage held by it, may, by notice to the Tenant, elect that this Lease and the rights of the Tenant hereunder shall be prior to such Mortgage(s) and the Tenant, on request by and without cost to the Landlord, shall, within five Business Days after such request, execute and deliver any and all instruments required by the Landlord or the Mortgagee, as the case may be, to confirm priority to this Lease over the Mortgage(s).

13.2	Attornment

At any time after any of the following has occurred:

(a)	if a Mortgagee delivers a notice of attornment;

(b)	if a Mortgagee shall take possession of the Building or the Premises; or

(c)

if the interest of the Landlord is transferred to any Person (in this Article referred to as a "Purchaser") by reason of foreclosure or other proceedings for enforcement of any Mortgage, or by delivery of a conveyance, the Tenant shall, at the option of the Mortgagee or the Purchaser, as the case may be, exercisable by notice in writing to the Tenant, be deemed to have attorned to the Mortgagee or the Purchaser, as the case may be, upon receipt of such notice. The Landlord, the Mortgagee or the Purchaser, as the case may be, may require the Tenant to enter into all instruments required by the Landlord, the Mortgagee or the Purchaser, as the case may be, to confirm such attornment. Upon such attornment the obligations of the Tenant under this Lease shall continue in full force and effect upon all the same terms, conditions and covenants in this Lease.

13.3	Status Certificates

The Tenant shall at any time and from time to time execute and deliver to the Landlord, or as the Landlord, a Mortgagee or a Purchaser may direct, within five Business Days after it is requested, a certificate of the Tenant, in the form supplied, addressed to the Landlord, the Mortgagee or the Purchaser, as the case may be, and/or any prospective purchaser, lessor or Mortgagee, certifying such particulars, information and other matters in respect of the Tenant (including its financial standing), the Premises and this Lease that the Landlord, the Mortgagee or the Purchaser, as the case may be, may request. The Tenant will be liable for damages to the Landlord for failure to execute and deliver the requested certificate. Failure to execute the requested certificate within the stipulated five Business Day period is a default under this Lease and the Landlord may, at its option, terminate this Lease without incurring any liability for so doing.

13.4	Reliance

Notwithstanding that a Mortgagee or a Purchaser is not a party to this Lease, it shall be entitled to rely upon and enforce the provisions of this Lease which are stated to be for its benefit and, without limitation, the Mortgagee shall be entitled to act as agent for the Landlord to the extent necessary to enforce any such provisions.

ARTICLE 14 - DAMAGE, DESTRUCTION, DEMOLITION, EXPROPRIATION

14.1	Damage to Premises

If all or any material part of the Premises is rendered untenantable or completely inaccessible by damage from fire or other casualty to the Building or Project, then:

(a)

if in the opinion of the Expert, the damage can be substantially repaired under Applicable Laws within 180 days from the date of such casualty (employing normal construction methods without overtime or other premium), the Landlord shall forthwith repair such damage other than damage to Leasehold Improvements and any other property that is not the responsibility of or is not owned by Landlord; and

(b)

if in the opinion of the Expert, the damage cannot be substantially repaired under Applicable Laws within 180 days from the date of such casualty (employing normal construction methods without overtime or other premium), then:

(i)	the Landlord may elect to terminate this Lease as of the date of such casualty by notice delivered to the Tenant not more than 20 days after receipt of the Expert's opinion; and

(ii)

if such damage occurs during the last two Lease Years of the Term, the Tenant may elect to terminate this Lease as of the date of such casualty by notice delivered to Landlord not more than 20 days after receipt of the Expert's opinion, failing which the Landlord shall forthwith repair such damage other than damage to Leasehold Improvements or property that is not the responsibility of or is not owned by Landlord.

14.2	Abatement

If the Landlord is required to repair damage to the Premises under Section 14.1 the Basic Rent payable by the Tenant shall be proportionately reduced to the extent that the Premises are rendered untenantable or inaccessible, from the date of the casualty until 30 days after completion by the Landlord of the repairs to the Premises or until the Tenant again uses the Premises (or the part thereof rendered untenantable), whichever first occurs. The Tenant shall effect its own repairs as soon as possible after completion of the Landlord's repairs. Notwithstanding the foregoing, there shall be no abatement or reduction of Rent where the Landlord's repairs to the Premises take less than ten days to complete after the damage occurs.

14.3	Termination Rights

Notwithstanding anything else contained in this Lease, if: (a) the Building is partially destroyed or damaged so as to affect 25% or more of the Rentable Area of the Building; or (b) in the opinion of the Expert the Building is unsafe or access or services are affected and, in either case, cannot be substantially repaired under Applicable Laws within 180 days from the date of such casualty (employing normal construction methods without overtime or other premium); or (c) the proceeds of insurance are substantially insufficient to pay for the costs of repair or rebuilding or are not payable to or received by the Landlord; or (d) any Mortgagee(s) or other Person entitled to the insurance proceeds shall not consent to the repair and rebuilding, then the Landlord may terminate this Lease by giving to the Tenant notice of such termination within 60 days of the damage or destruction, in which event the Term shall cease and be at an end as of the date of such damage or destruction and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of termination (subject to any abatement under Section 14.2).

14.4	Landlord's Rights on Rebuilding

In the event of damage to the Building and if this Lease is not terminated in accordance with Sections 14.1 or 14.3, the Landlord shall forthwith repair any damage to the Building, but only to the extent of the Landlord's obligations under the terms of the various leases for premises in the Building (including this Lease) and exclusive of any tenant's responsibilities with respect to such repair. In repairing or rebuilding the Building or the Premises the Landlord may use drawings, designs, plans and specifications other than those used in the original construction and may alter or relocate the Building, the Common Areas and Facilities or any part thereof, and may alter or relocate the Premises, provided that the Building as repaired or rebuilt is of a similar standard and the Premises as altered or relocated shall be of approximately the same size as the original Premises.

14.5	Landlord's Demolition Rights

Despite any other provisions of this Lease, if the Landlord intends to demolish or renovate substantially the Building or a substantial portion of the Building, the Landlord may terminate this Lease on not less than 180 days’ notice to the Tenant. The Tenant shall on the date set out in the notice from the Landlord vacate the Premises in accordance with the terms of this Lease. Also on such date, the Term shall cease and be at an end and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of termination.

14.6	Expropriation

The Landlord and the Tenant shall co-operate in respect of any expropriation of all or any part of the Premises or the Lands and Building so that each party may receive the maximum award to which it is entitled in law. If the whole or any part of the Premises or of the Lands and Building are expropriated, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the expropriating authority takes possession thereof. If, in the case of partial expropriation of the Premises this Lease is not frustrated by operation of governing law and such expropriation does not render the remaining part of the Premises untenantable for the purposes of this Lease, the Tenant and the Landlord shall restore the part not so taken in accordance with their respective repair obligations under the provisions of Sections 14.1(a) and 14.2 of this Lease. In this Section 14.6 the word "expropriation" shall include a sale by the Landlord to any authority with powers of expropriation, in lieu of or under threat of expropriation.

ARTICLE 15 - DEFAULT AND REMEDIES

15.1	Events of Default

Any of the following constitutes an Event of Default under this Lease:

(a)	any Rent (which term for the purpose of this Article 15 shall include Rental Taxes) is in arrears and is not paid within five days after notice from the Landlord;

(b)	the Tenant has breached any of its obligations in this Lease and, if such breach is capable of being remedied and is not otherwise listed in this Section 15.1, after notice from the Landlord:

(i)	the Tenant fails to remedy such breach within ten days (or such shorter period as may be provided in this Lease); or

(ii)

if such breach cannot reasonably be remedied within ten days or such shorter period, the Tenant fails to commence to remedy such breach within such ten days or shorter period or thereafter fails to proceed diligently to remedy such breach;

(c)

the Lease or any goods, chattels or equipment of the Tenant is seized, taken or exigible in execution or in attachment or if a writ of execution or enforcement is issued against the Tenant and such writ is not stayed or vacated within ten days after the date of such issue;

(d

the Tenant or any Indemnifier becomes insolvent or commits an act of bankruptcy or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment, compromise or arrangement with its creditors, or if a receiver is appointed for all or part of the business, property, affairs or revenues of the Tenant;

(e)

the Tenant makes a bulk sale of its goods (other than in conjunction with a Transfer approved by the Landlord) or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises (other than in the normal course of its business);

(f)

the Tenant fails to take possession of and occupy the Premises on the Commencement Date, or if thereafter the Tenant abandons or attempts to abandon the Premises or ceases to conduct business from the Premises, or the Premises become vacant or substantially unoccupied for a period of ten consecutive days; or

(g)	the Tenant purports to effect a Transfer other than in compliance with the provisions of this Lease.

15.2	Remedies

If and whenever an Event of Default occurs, the Landlord shall have the following rights and remedies, exercisable immediately and without further notice and at any time while the Event of Default continues:

(a)

to terminate this Lease and re-enter the Premises. The Landlord may remove all Persons and property from the Premises and store such property at the expense and risk of the Tenant or sell or dispose of such property in such manner as the Landlord sees fit without notice to the Tenant. Notwithstanding any termination of this Lease, the Landlord shall be entitled to receive Rent and all Rental Taxes up to the time of termination plus accelerated Rent as provided in this Lease and damages including, without limitation: (i) damages for the loss of Rent suffered by reason of this Lease having been prematurely terminated; (ii) costs of reclaiming, repairing and re-leasing the Premises; and (iii) legal fees and disbursements on a solicitor and client basis;

(b)

to enter the Premises as agent of the Tenant and to relet the Premises for whatever length of time and on such terms as the Landlord in its discretion may determine including, without limitation the right to: (i) take possession of any property of the Tenant on the Premises; (ii) store such property at the expense and risk of the Tenant; (iii) sell or otherwise dispose of such property in such manner as the Landlord sees fit; and (iv) make alterations to the Premises to facilitate the reletting. The Landlord shall receive the rent and proceeds of sale as agent of the Tenant and shall apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale, second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent and third, to the payment of Rent in arrears, with the residue to be held by the Landlord and applied to payment of future Rent as it becomes due and payable. The Tenant shall remain liable for any deficiency to the Landlord;

(c)

to remedy or attempt to remedy the Event of Default for the account of the Tenant and to enter upon the Premises for such purposes. The Landlord shall not be liable to the Tenant for any loss, injury or damages caused by acts of the Landlord in remedying or attempting to remedy the Event of Default. The Tenant shall pay to the Landlord, on demand, all expenses incurred by the Landlord in remedying the Event of Default, together with an administration fee of 15% and interest  at the Default Rate from the date such expense was incurred by Landlord;

(d)

to recover from the Tenant all damages, costs and expenses incurred by the Landlord as a result of the Event of Default including any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises; and

(e)	to recover from the Tenant the full amount of the current month's Rent together with the next three months' instalments of Rent, which shall immediately become due and payable as accelerated rent.

15.3	Distress

Notwithstanding any provision of this Lease or any provision of any present or future Applicable Laws, none of the goods, chattels or trade fixtures on the Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and the Tenant waives any such exemption. If the Landlord makes any claim against the goods and chattels of the Tenant by way of distress this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to levy such distress.

15.4	Interest and Costs

The Tenant shall pay to the Landlord upon demand: (a) interest at the Default Rate on all Rent required to be paid hereunder from the due date for payment until fully paid and satisfied; and (b) the Landlord’s then current administration charge for each notice of default given by the Landlord to the Tenant under this Lease. The Tenant shall pay and indemnify the Landlord against damages, costs and expenses (including, without limitation, all legal fees on a solicitor and client basis) incurred in enforcing the terms of this Lease, or with respect to any matter or thing which is the obligation of the Tenant under this Lease, or in respect of which the Tenant has agreed to insure or to indemnify the Landlord.

15.5	Remedies Cumulative

No reference to or exercise of any specific right or remedy by the Landlord shall prejudice or preclude the Landlord from exercising or invoking any other remedy, whether allowed under this Lease or generally at law or in equity, and the express provisions of this Lease as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord generally at law or in equity.

ARTICLE 16 – MISCELLANEOUS

16.1	Relationship of Parties

Nothing contained in this Lease shall create any relationship between the parties other than that of landlord and tenant, and, without limitation, nothing in this Lease shall be construed to constitute the Landlord and the Tenant as partners, joint venturers or members of a joint or common enterprise.

16.2	Consent Not to be Unreasonably Withheld

Except as otherwise specifically provided in this Lease, the Landlord and the Tenant, and each Person acting for them, in granting a consent or approval or making a determination, designation, calculation, estimate, conversion or allocation under this Lease, will act reasonably and in good faith and each Expert or other professional Person employed or retained by the Landlord will act in accordance with the applicable principles and standards of such Person's profession; however, the foregoing shall not apply in respect of any actions taken by or on behalf of the Landlord under Article 15. The Tenant's sole remedy against the Landlord in respect of any breach or alleged breach of this Section shall be an action for specific performance and, without limitation, the Landlord shall not be liable for damages and the Tenant shall not be entitled to any other rights or remedies.

16.3	Overholding

The Tenant has no right to remain in possession of the Premises after the end of the Term. If the Tenant remains in possession of the Premises after the end of the Term with the consent of the Landlord but without entering into a new lease or other agreement then, notwithstanding any statutory provisions, legal presumption or reasonableness requirement to the contrary, there shall be no tacit renewal of this Lease or the Term and the Tenant shall be deemed to be occupying the Premises as a tenant from month to month (with either party having the right to terminate such month to month tenancy at any time on 30 days' notice, whether or not the date of termination is at the end of a rental period) at a monthly Basic Rent payable in advance on the first day of each month equal to double the monthly amount of Basic Rent payable during the last month of the Term (or which would have been payable but for any discount or rent-free period applicable to such last month) and otherwise upon the same terms, covenants and conditions as in this Lease insofar as these are applicable to a monthly tenancy and, for greater certainty, including liability for all Additional Rent.

16.4	Registration

Neither the Tenant nor anyone on the Tenant's behalf or claiming under the Tenant (including any Transferee) shall register this Lease or any Transfer against the Lands. The Tenant may at its sole cost register a notice or caveat of this Lease provided that: (a) a copy of the Lease is not attached; (b) no financial terms are disclosed; (c) the Landlord gives its prior written approval to the notice or caveat; and (d) the Tenant pays the Landlord's costs on account of the matter. The Landlord may limit such registration to one or more parts of the Lands. Upon the expiration or other termination of the Term the Tenant shall immediately discharge or otherwise vacate any such notice or caveat at its sole cost. If any part of the Lands which in the opinion of the Landlord are surplus is transferred, the Tenant shall forthwith at the request of the Landlord discharge or otherwise vacate any such notice or caveat as it relates to such part. If any part of the Lands are made subject to any easement, right-of-way or similar right, the Tenant at its sole cost shall immediately at the request of the Landlord, which request the Landlord may make in its sole discretion, postpone its registered interest to such easement, right-of-way or similar right.

16.5	Unavoidable Delay

If any party is bona fide delayed, or hindered in or prevented from the performance of any term, covenant or act required by this Lease by reason of any cause beyond the control of the party affected including, without limitation, strikes, lockouts or other labour disputes, the enactment, amendment or repeal of any Applicable Laws, the failure of any existing tenant or occupant to vacate the Premises, shortages or unavailability of labour or materials, riots, insurrection, sabotage, rebellion, war, acts of terrorism, act of God, or any other similar reason ("Unavoidable Delay"), then performance of such term, covenant or act is excused for the period of the delay and the party so delayed, hindered or prevented shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Rent and any other payments required by this Lease or from vacating the Premises as and when required pursuant to any provision of this Lease and Unavoidable Delay shall not include any delay caused by the parties' default or act or omission, any delay avoidable by the exercise of reasonable care by such party or any delay caused by lack of funds of such party. The Landlord shall also be excused from the performance of any term, covenant or act required hereunder if the performance of such item would be in conflict with any directive, policy or request of any governmental or quasi-governmental authority in respect of any energy, conservation, safety or security matter.

16.6	Decisions of Experts; Arbitration

The decision of any Expert whenever provided for under this Lease and any certificate of an Expert shall be final and binding on the parties and there shall be no further right of dispute or appeal.

Wherever under any provision of this Lease it is stated that a matter is to be determined by Arbitration, it shall be determined by a single arbitrator appointed by the parties. If the parties cannot agree on a single arbitrator, then, upon the application of either party, a Justice of the superior court of the province in which the Premises are situate shall appoint an arbitrator whose sole determination shall be final. The arbitrator shall be a disinterested person of recognized competence in the real estate business where the Premises are situate. The expense of such arbitration shall be borne equally by the Landlord and the Tenant.

16.7	Notices

Any notice, demand, statement or request ("Notice") required or permitted to be given under this Lease shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by courier or mailed by registered prepaid post, in the case of Notice to the Landlord, to it at the address set out in Section 1.1(a)(ii) and in the case of Notice to the Tenant, to it at the Premises. Notice may not be given by facsimile transmission, electronic mail or any other electronic communication.

Any such Notice given in accordance with the above requirements shall be deemed to have been given, if mailed, on the fifth day following the date of such mailing or, if delivered, on the day on which it was delivered so long as such delivery was prior to 5:00 p.m. on a Business Day (and, if after 5:00 p.m. or if any such day is not a Business Day, then it shall be deemed to have been delivered on the next Business Day). Either party may from time to time by Notice change the address to which notices to it are to be given. Notwithstanding the foregoing, during any interruption or threatened interruption in postal services, any Notice shall be personally delivered or delivered by courier. If a copy of any Notice to the Tenant is to be sent to a second address or to another Person other than the Tenant, the failure to give any such copy shall not vitiate the delivery of the Notice to the Tenant.

16.8	Confidentiality

The Tenant shall keep confidential all financial information in respect of this Lease, provided that it may disclose such information to its auditors, consultants and professional advisors so long as they have first agreed to respect such confidentiality.

16.9	Power, Capacity and Authority

The Landlord and the Tenant covenant, represent and warrant to each other that they have the power, capacity and authority to enter into this Lease and to perform its obligations hereunder and that there are no covenants, restrictions or commitments given by it which would prevent or inhibit it from entering into this Lease.

16.10	Liability of Landlord

Any liability of the Landlord under this Lease shall be limited to its interest in the Building from time to time. If the Landlord consists of more than one Person, the liability of each such Person shall be several and be limited to its percentage interest in the Building.

SCHEDULES

"A"	Building Specific Information

"B"	Sketch Showing Premises

"C"	Rules and Regulations

[redacted]	[redacted]

"E"	Condition of Premises

IN WITNESS WHEREOF the parties hereto have executed this Lease.

LANDLORD:

SUN LIFE ASSURANCE COMPANY OF CANADA
as to a Fifty percent (50%) interest
by its duly authorized Agent
BENTALL KENNEDY (CANADA) LIMITED PARTNERSHIP
(by its General Partner, Bentall Kennedy (Canada) G.P. Ltd.)

Per:_______________________________
Name:
We have the authority	Title:
to bind the corporation

Per:_______________________________
Name:
Title:

CONCERT REAL ESTATE CORPORATION
as to a Fifty percent (50%) interest

Per:_______________________________
Name:
We have the authority	Title:
to bind the corporation

Per:_______________________________
Name:
Title:

TENANT:

NEVADA GEOTHERMAL POWER INC.

Per:_______________________________
Name:
I/We have the authority	Title:
to bind the corporation

Per:_______________________________
Name:
Title:

SCHEDULE "A" BUILDING - SPECIFIC INFORMATION

Part 1: Legal Description of Building Lands:

City of Vancouver
Lot 1
Block 16
District Lot 185
Plan 19162

Part 2: Legal Description of Project Lands, if applicable:

Not Applicable

Part 3: Measurement Standards:

1996 BOMA STANDARDS

SCHEDULE "B" SKETCH SHOWING PREMISES

SCHEDULE "C" RULES AND REGULATIONS

(1)	Security and Safety

(a)

The Landlord may from time to time adopt appropriate systems and procedures for the security and safety of the Building and the tenants and occupants and contents thereof, and the Tenant shall comply with the Landlord’s requirements in respect of such systems and procedures.

(b)

The Tenant shall participate in fire drills and evacuations of the Building as directed by the Landlord. In the event of an emergency, the Tenant shall vacate the Building if the Landlord or any public authority so directs in the manner prescribed by the Landlord or such public authority.

(c)

The Tenant shall not keep any inflammable oils or other inflammable, dangerous, corrosive or explosive materials in the Premises or the Project, save and except for incidental amounts used in the Tenant's business operations and kept and used in accordance with all Applicable Laws.

(2)	Use of Premises

(a)	The Tenant shall not use or permit the Premises to be used for residential, lodging or sleeping purposes, or for the storage of personal effects or articles not required for business purposes.

(b)

The Tenant shall not cook or heat any foods or liquids (other than the heating of food in microwave ovens or the heating of water or coffee in coffee makers or kettles) in the Premises without the written consent of the Landlord, and shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages.

(c)

Only persons approved from time to time by the Landlord may solicit orders for, sell, serve or distribute foods or beverages in the Project or use the entrances, elevators or corridors for any such purpose.

(3)	Operation of Premises

(a)

The Tenant shall place all refuse in the receptacles provided by the Tenant in the Premises or in the receptacles (if any) provided by the Landlord for the Building, and shall otherwise keep the Lands and the Project and the sidewalks and driveways outside the Project free of all refuse.

(b)

The Tenant shall neither obstruct nor use the entrances, passages, escalators, elevators and staircases of the Project or the sidewalks and driveways outside the Project for any purpose other than ingress to and egress from the Premises and the Project.

(4)	Repair, Maintenance, Alterations and Improvements

The Tenant shall carry out the Tenant’s repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Project.

(5)	Deliveries

The Tenant shall not make or receive any deliveries from or to the Premises except through the entrances, elevators and corridors and at the times designated by the Landlord.

(6)	Movement of Articles

(a)

Any furniture or equipment being moved in or out of the Premises by the Tenant shall be moved through the entrances, elevators and corridors and at the times designated by the Landlord. All appliances used to move articles in or out of the Premises shall be equipped with rubber tires, slide guards and any other safeguards required by the Landlord.

(b)

The Tenant shall not place in or move about the Premises any heavy machinery or equipment or anything liable to injure or destroy any part of the Premises or the Project without the prior written consent of the Landlord.

(7)	Windows

The Tenant shall not install curtains, blinds or other window coverings without the prior written consent of the Landlord. Window coverings that are installed by the Tenant shall comply with the Landlord’s uniform scheme for the Building.

(8)	Washrooms and Water Fixtures

The Tenant shall be permitted to use those washrooms on the floor of the Building on which the Premises are situated or, in lieu thereof, those washrooms designated by the Landlord from time to time. The Tenant shall not use the washrooms or other water fixtures for any purposes other than those for which they were intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown into them.

(9)	Locks and Security Systems

The Landlord may from time to time install and change locks and/or security systems on entrances to the Premises and the Building. The Tenant shall be supplied with a reasonable number of keys or other entry devices for each installation. Any additional keys or entry devices required by the Tenant must be obtained from the Landlord at the Tenant’s expense. The Tenant shall not place or cause to be placed any additional locks or security systems on entrances to the Premises without the prior written consent of the Landlord.

(10)	Bicycles and Vehicles

The Tenant shall not bring any bicycles or other vehicles within any part of the Lands or Project except in such area or areas designated by the Landlord from time to time.

(11)	Animals and Birds

The Tenant shall not bring any animals (except dogs assisting the disabled) or birds within any part of the Lands or Project without the consent of the Landlord.

(12)	Antennae, Satellite Dish

The Tenant shall not install any radio or television antenna or satellite dish on any part of the Lands or Project without the prior written consent of the Landlord.

(13)	Smoking

The Tenant shall not permit smoking in any part of the Project, including the Premises, except in areas, if any, expressly designated by the Landlord for such purpose.

(14)	Canvassing, Soliciting and Peddling

Canvassing, soliciting and peddling in or about the Lands and Project are prohibited.

(15)	Employees, Agents and Invitees

In these Rules and Regulations, "Tenant" includes the employees, agents, invitees and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

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SCHEDULE "E" CONDITION OF PREMISES

CONSTRUCTION AND COMPLETION OF THE PREMISES

The Tenant acknowledges and agrees that it is accepting possession of the Premises in an "as is, where is" condition except that the Landlord shall provide and install to the Premises at the Landlord's expense and to its base building standard, the following work (the “Landlord’s Work”):

(a)	ensure that the lighting in the kitchen area can be controlled from within the Premises;

(b)	clean the inside of the exterior window of the Premises.

The Landlord makes no representation or warranty with respect to the usability of any existing phone lines and/or data cables within the Premises. The Tenant, at its expense, shall be responsible for all modifications required to reuse such phone lines and/or data cables. The Tenant shall be responsible for its own improvements to the Premises (the "Tenant's Work") and shall complete such Tenant's Work during the Fixturing Period. Should the Tenant require additional utilities, additional heating, ventilation or air conditioning because of the nature of its business, in excess of those already provided to the Premises, then the Tenant shall be responsible for the cost of installing and/or supplying such additional utilities, subject to the Landlord’s prior approval. The Tenant’s Work is subject to the Landlord’s prior written approval and shall be made in accordance with Section 9.2 of the Lease and the 1140 West Pender Street Tenant Guidelines. It is understood that the Landlord’s contractor shall be utilized for all changes to the mechanical, electrical and life safety systems. All costs associated with the Tenant’s Work shall be borne solely by the Tenant, including design and consultants’ fees. The Tenant will be responsible for obtaining all necessary approvals and building permits from regulatory authorities for the commencement and completion of the Tenant’s Work. No Tenant’s Work shall commence until the Landlord receives proof of the Tenant's insurance. All terms of the Lease shall be applicable from the date the Tenant takes possession of the Premises including the Tenant's obligations to pay for all utilities and services, save for the payment of Basic Rent and the Tenant's share of Property Taxes and Operating Costs which shall be payable as of the Commencement Date.

TABLE OF CONTENTS

ARTICLE 1 - BASIC TERMS		1
1.1		1

ARTICLE 2 - SPECIAL PROVISIONS		1
2.1	Construction and Completion of the Premises	1
2.2	Free Basic Rent	2
2.3	Tenant’s Parking	2
2.4	Tenant’s Option to Extend Term	2
2.5	Privacy Statement	2

ARTICLE 3 - DEFINITIONS AND INTERPRETATION		3
3.1	Definitions	3
3.2	Entire Agreement, Amendments, Waiver	6
3.3	Acceptance and Application of Rent	7
3.4	General Rules of Interpretation	7
3.5	Successors	7

ARTICLE 4 - GRANT AND TERM		7
4.1	Term, Demise	7
4.2	Delay in Delivery of Premises	8
4.3	Acceptance	8
4.4	Quiet Enjoyment	8

ARTICLE 5 – RENT		8
5.1	Basic Rent	8
5.2	Additional Rent	8
5.3	Adjustment Due to Measurement	8
5.4	Payment of Rent - General	8
5.5	Payment of Additional Rent	9
[redacted]	[redacted]	[redacted]
5.7	Security Deposit	10
5.8	Net Lease	10

ARTICLE 6 - OPERATING COSTS AND TAXES		10
6.1	Property Taxes Payable by Landlord	10
6.2	Property Taxes Payable by Tenant	10
6.3	Business Taxes and Other Taxes of Tenant	11
6.4	Assessment Appeals	11
6.5	Operating Costs	11
6.6	Limitations on Operating Costs	12
6.7	Adjustments of Operating Costs	12
6.8	Reduction or Control of Operating Costs	13

ARTICLE 7 - HVAC, UTILITIES AND OTHER LANDLORD SERVICES		13
7.1	Heating, Ventilating and Air Conditioning	13
7.2	Electricity and Other Utilities	13
7.3	Special HVAC Services and Utilities and Excess Quantities	14
7.4	Other Landlord Services	14
7.5	Additional Services Provided by Landlord	14
7.6	Telecommunications	14
7.7	Signs and Premises Identification	15

ARTICLE 8 - OPERATION, CONTROL AND MAINTENANCE BY LANDLORD		15
8.1	Operation of the Building by Landlord	15
8.2	Control of the Project by Landlord	15
8.3	Name of Building	16
8.4	Maintenance and Repair by Landlord	16
8.5	Access by Landlord	16
8.6	Relocation	16

ARTICLE 9 - MAINTENANCE AND ALTERATIONS BY TENANT		17
9.1	Maintenance and Repair by Tenant	17
9.2	Alterations by Tenant	17
9.3	Removal of Improvements and Fixtures	18
9.4	Liens	19
9.5	Notice by Tenant	19

ARTICLE 10 - USE OF PREMISES		19
10.1	Permitted Use	19
10.2	Compliance with Laws	19

10.3	Nuisance, Interference, Waste, Overloading	19
10.4	Rules and Regulations	19

ARTICLE 11 - INSURANCE, LIABILITY AND INDEMNITY		19
11.1	Tenant’s Insurance	19
11.2	Form of Tenant Policies	20
11.3	Certified Copies and Notice to Landlord	20
11.4	Landlord's Insurance	20
11.5	Insurance Risks	21
11.6	Release of Landlord	21
11.7	Release of Tenant	22
11.8	Indemnity by Tenant	22

ARTICLE 12 - ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS		22
12.1	Transfers	22
12.2	Tenant’s Notice, Landlord's Right to Terminate	23
12.3	Conditions of Transfer	23
12.4	Corporate Records	24
12.5	Permitted Transfers	24
12.6	No Advertising	24
12.7	Sales or Dispositions by Landlord	24

ARTICLE 13 - LANDLORD FINANCING AND STATUS CERTIFICATES		24
13.1	Subordination and Postponement	24
13.2	Attornment	25
13.3	Status Certificates	25
13.4	Reliance	25

ARTICLE 14 - DAMAGE, DESTRUCTION, DEMOLITION, EXPROPRIATION		25
14.1	Damage to Premises	25
14.2	Abatement	26
14.3	Termination Rights	26
14.4	Landlord's Rights on Rebuilding	26
14.5	Landlord's Demolition Rights	26
14.6	Expropriation	26

ARTICLE 15 - DEFAULT AND REMEDIES		26
15.1	Events of Default	26
15.2	Remedies	27
15.3	Distress	27
15.4	Interest and Costs	28
15.5	Remedies Cumulative	28

ARTICLE 16 – MISCELLANEOUS		28
16.1	Relationship of Parties	28
16.2	Consent Not to be Unreasonably Withheld	28
16.3	Overholding	28
16.4	Registration	28
16.5	Unavoidable Delay	28
16.6	Decisions of Experts; Arbitration	29
16.7	Notices	29
16.8	Confidentiality	29
16.9	Power, Capacity and Authority	29
16.10	Liability of Landlord	29

SCHEDULE "A" BUILDING - SPECIFIC INFORMATION		XXXI
SCHEDULE "B" SKETCH SHOWING PREMISES		XXXII
SCHEDULE "C" RULES AND REGULATIONS		XXXIII
[redacted]		XXXV
SCHEDULE "E" CONDITION OF PREMISES		XXXVII

LEASE

BETWEEN

SUN LIFE ASSURANCE COMPANY OF CANADA,
as to a Fifty per cent (50%) interest

and

CONCERT REAL ESTATE CORPORATION,
as to a Fifty per cent (50%) interest

(collectively the “LANDLORD”)

- AND –

NEVADA GEOTHERMAL POWER INC.

(TENANT)

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Premises:

Suite 840, 1140 West Pender Street
Vancouver, British Columbia